Exhibit 99.1
Denver, Colorado - November 2, 2006
Apartment Investment and Management Company
Announces Third Quarter 2006 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced third quarter 2006 results including:
•	Net loss for the quarter of $24.9 million declined $51.3 million from net income of $26.4 million in the third quarter 2005. Lower results are primarily due to higher gains on property sales in the third quarter last year of $32.1 million and increases in interest and depreciation expense totaling $37.6 million, partially offset by improved property operations. Earnings per share (EPS) was a loss of $0.48 on a diluted basis, compared with earnings of $0.05 in the third quarter 2005.

•	Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $74.3 million, or $0.74 per share, compared with $55.2 million, or $0.58 per share, in the third quarter 2005. FFO before impairment (including recovery of impairment charges) and preferred redemption charges was $78.2 million, or $0.78 per share. FFO results are $0.03 above the mid-point of guidance and include the benefit of Same Store operating performance above the mid-point of guidance and a $0.025 adjustment for the revised accounting application of FIN 46 as it relates to tax credit fee income (see Special Supplement for further information).

•	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $57.6 million, or $0.58 per share, compared with $37.5 million, or $0.40 per share, in the third quarter 2005. AFFO includes deductions of $0.20 and $0.25 per share for capital replacement expenditures in the third quarter 2006 and third quarter 2005, respectively.

•	In the first quarter 2006, Aimco adopted the accounting requirement EITF 04-5 that resulted in the consolidation of an additional 149 properties, nine of which were sold as of September 30, 2006. These properties are consolidated in the 2006 GAAP financial statements but not the prior year period. In comparing the third quarter 2006 with the third quarter 2005 certain categories of revenues and expenses are higher in the third quarter 2006 in comparison with the third quarter 2005, due in part to the accounting change.
Diluted Per Share Results

	THIRD QUARTER		YEAR-TO-DATE
	2006	2005	2006	2005

Earnings (loss) - EPS	$(0.48)	$0.05	$0.31	$(0.11)

Funds from operations - FFO	$0.74	$0.58	$2.16	$1.88

FFO before impairment and preferred redemption charges	$0.78	$0.65	$2.21	$1.99

Adjusted funds from operations - AFFO	$0.58	$0.40	$1.66	$1.33

Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President-Investor Relations 303.691.4440

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Operating performance continued strong in the third quarter with Same Store NOI up 10% over the third quarter last year. Our ninth consecutive quarter of NOI growth was driven by significant rent growth as well as process improvement and discipline on the expense side. The acceleration of our development program, both conventional and funded by tax credits, provides a second source of future growth.”
Chief Financial Officer Tom Herzog adds: “2006 is shaping up to be a very good year for Aimco. Consistent strength in our property operations coupled with favorable operating and financial leverage are all contributing to continued FFO and NAV growth. Per share results have continued to exceed our expectations despite a 5.6% increase in fully diluted share count since the first of the year due to the increase in Aimco’s share price. This reduced third quarter FFO per share by more than $0.04 since our initial guidance. For the fourth quarter we expect FFO to range from $0.80 to $0.84 per share, which increases our full year guidance to $3.01 to $3.05 per share excluding impairment and Topic D-42 charges of $0.05 per share year-to-date. For the fourth quarter we expect AFFO to range from $0.70 to $0.74 per share, which increases our full year guidance to $2.36 to $2.40 per share. We are well positioned as we look forward to 2007 given solid operations, growth in the tax credit business, strengthened redevelopment infrastructure and pipeline, stability of the balance sheet, productivity improvements, and dividend coverage.”
Property Operations
CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At the end of the third quarter 2006, this portfolio had 496 properties with 142,770 units in which Aimco had a weighted average ownership of 82%. During the third quarter 2006, conventional real estate operations generated net operating income of $167.2 million.
“Same Store” Results
The Same Store portfolio is a sub-set of total conventional properties (see the Glossary). In the third quarter 2006, the Same Store portfolio included 431 communities with 102,045 effective units based on Aimco’s weighted average ownership of 82% (see Supplemental Schedules 6a through 7).
Comparing Same Store results in the third quarter 2006 with the third quarter 2005, total revenue increased $13.7 million, or 5.6%. The increase in revenue was primarily generated by: higher average rent, up $32 per unit, or 4.1%, from $785 per unit to $817 per unit; higher occupancy, up 100 basis points from 93.2% to 94.2% and increased utility reimbursements, up $1.1 million. Same Store expenses of $108.2 million were essentially flat with the prior year period and included savings in turnover and marketing offset by higher costs in utilities (mostly offset by higher utility reimbursement revenue), maintenance and property taxes. Same Store portfolio net operating income was $151.9 million for the third quarter 2006, up 10.0% from the third quarter 2005.
Same Store Operating Results

	THIRD QUARTER
	Year-over-year			Sequential
	2006	2005	Variance	2nd Qtr	Variance

Same Store Operating Measures
Average Physical Occupancy	94.2%	93.2%	1.0%	94.2%	—

Average Rent Per Unit	$817	$785	4.1%	$801	2.0%

Total Same Store ($mm)

Revenue	$260.1	$246.4	5.6%	$257.0	1.2%

Expenses	(108.2)	(108.3)	-0.1%	(105.7)	2.4%

NOI ($mm)	$151.9	$138.1	10.0%	$151.3	0.4%

Comparing Same Store results on a sequential basis, total revenue increased $3.1 million in the third quarter 2006 compared with the second quarter 2006, driven primarily by a $16 per unit increase in average rental rates. Expenses increased $2.6 million or 2.4%, primarily due to higher turnover and payroll expenses partially offset by improved insurance and property tax expenses. Net operating income increased $0.5 million, or 0.4%, on a sequential basis.
Core Properties
Core properties (defined in the Glossary) offer the potential for higher long-term growth. Core operations are focused in 27 markets located predominantly in coastal states as well as the Rocky Mountain region and Chicago. In the third quarter 2006, core properties within the “Same Store” portfolio accounted for 58% of effective units, yet accounted for 73% of net operating income. The core “Same Store” properties had the following operating characteristics compared with non-core properties (defined in the Glossary): average rents of $960 per month versus $639 per month; average occupancy of 94.8% versus 93.3%; and an average operating margin of 61.8% versus 51.0%. The average rental rate growth for “Same Store” core versus non-core properties in the third quarter 2006 compared with the third quarter 2005 was 6.3% versus 2.9%, respectively. See Supplemental Schedule 7 for additional information on core and non-core property operations.
AIMCO CAPITAL PROPERTY OPERATIONS — Aimco is among the largest owners and operators of affordable properties in the United States. Aimco Capital has been organized to oversee Aimco’s affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector.
At the end of the third quarter 2006, Aimco’s owned affordable portfolio included 334 properties with 39,179 units in which Aimco had an average ownership of 48%, up from 38% at the end of the second quarter 2006, due to Aimco’s revised accounting treatment of certain properties, which resulted in increasing its effective ownership in certain tax credit redevelopment properties to reflect revisions to our tax credit accounting (see Special Supplement for further information). During the third quarter 2006, affordable property operations including property management generated net operating income of $24.6 million. On a year-over-year basis, third quarter average month-end occupancy for the owned and managed portfolio increased 110 basis points from 96.1% to 97.2%, and average rent per unit increased 6.6% from $671 to $715 per unit.
Portfolio Management and Redevelopment Activity
Acquisitions — Aimco acquired two properties in the third quarter 2006 for $31 million, both of which are located in Pacifica, California, approximately 15 minutes south of downtown San Francisco. Acquisitions included: Ocean View, which consists of two adjacent, waterfront communities with 63 units that Aimco purchased for $12.1 million, or $192,000 per unit; and Pacifica Park with 104 units purchased for $19.2 million, or $184,600 per unit. These properties were built 43 and 29 years ago, respectively, and present upside opportunity by repositioning the assets through redevelopment in this growing sub-market.
During the third quarter 2006, Aimco purchased additional limited partnership interests in 26 partnerships that own 76 properties for an aggregate of $0.7 million.
See Supplemental Schedule 8 for additional information on acquisition activity.
Dispositions — Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria and are typically located in markets that Aimco seeks to exit. These properties are considered non-core but Aimco will hold them over the intermediate term.
In the third quarter 2006, Aimco sold eight (seven non-core and one core) conventional properties and five affordable properties with 1,556 and 610 units, respectively, for $117 million in gross proceeds (Aimco share $90 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $42 million. Year-to-date Aimco has sold 33 non-core conventional properties, one core property, the South Tower at its Flamingo South Beach property, and 20 affordable properties for gross proceeds of $716 million (Aimco share $577 million) and exited one market. See Supplemental Schedule 8 for additional information on disposition activity.

Gain on Dispositions — Aimco’s property dispositions resulted in gross gains on dispositions of real estate (including gains related to sales of unconsolidated entities and other and gains within discontinued operations), of $19.3 million for the third quarter 2006, compared with gains of $52.1 million for the third quarter 2005.
REDEVELOPMENT ACTIVITY — Aimco is reinvesting in and upgrading its portfolio through property redevelopments. At the end of the third quarter, Aimco had 37 active conventional projects and 13 active affordable projects. Aimco invested $54.6 million in conventional redevelopment during the third quarter and $129.0 million year-to-date, with an average ownership of approximately 88%. Aimco expects to invest $150 million to $200 million in conventional redevelopment projects during 2006. Affordable redevelopment project expenditures totaled $18.6 million in the third quarter and $51.0 million year-to-date, with these projects predominantly funded by tax credit investors. Further information on redevelopment projects is provided in Supplemental Schedule 10.
ENTITLEMENT ACTIVITY — Aimco has additional development opportunities tied to successful property re-entitlement activity. In July, Aimco received final approval to increase the density at Treetops in San Bruno, California. Located with views of San Francisco Bay and the Pacific, density was increased 66% from 308 to 510 units. Aimco also received final approval in August to rezone the 9.5-acre Creekside Apartments in Denver, Colorado. Aimco was successful in increasing density 74% from 328 to 570 units.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated when Aimco provides property management services to properties with unaffiliated partners. On a GAAP basis, income from consolidated properties is eliminated in Aimco’s consolidated financial statements and the related economic benefit is reflected in minority interest in consolidated real estate partnerships. Property management net operating income under GAAP was $1.6 million in the third quarter 2006 compared with $4.2 million in the third quarter 2005. As discussed on page one, the consolidation of an additional 149 properties in the first quarter 2006 in connection with the adoption of EITF 04-5 reduced the reported amounts of property management revenues from previously unconsolidated properties.
ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactions (including tax credit redevelopments, syndications, dispositions, refinancings and partnership promotes) and are earned primarily by Aimco Capital. Aimco Capital earns asset management income from the financial management of partnerships, rather than property management of day-to-day operations. Activity fee and asset management net operating income from both conventional and Aimco Capital operations was $9.4 million in the third quarter 2006 compared with $5.2 million in the third quarter 2005, or $6.8 and $3.8 million net of the effective tax rate, respectively. Year-to-date activity fee and asset management income net of tax was approximately $18.3 million. In connection with the ownership adjustment to tax credit redevelopment properties discussed above, Aimco revised its accounting treatment for certain activity fees related to those properties. Effective July 1, 2006, FFO is recognized on the real estate, based on the economic ownership of the asset. Proceeds received in exchange for the transfer of the tax credits are recognized ratably as the tax benefits are delivered to the investor, and syndication fees are recognized upon completion of the syndication. (see Special Supplement for further information.)
INTEREST INCOME — Interest income was $7.6 million for the third quarter 2006 compared with $7.3 million for the third quarter 2005. Interest income is earned in part from money market and interest bearing accounts as well as notes receivable from unconsolidated partnerships.
DEBT ACTIVITY — During the third quarter 2006, Aimco closed 18 property loans generating total proceeds of $214.6 million at a weighted average interest rate of 5.91%. This included refinancing $78.3 million in existing mortgage loans, reducing the average rate from 7.27% to 5.91%. After repayment of existing property debt, transaction costs and distributions to limited partners, Aimco’s share of net proceeds was $110.8 million.
At quarter-end, Aimco’s corporate debt balance was $555.0 million, down from $617.0 million at year-end 2005, and carried a weighted average interest rate of 6.93%. The balance on Aimco’s revolving credit facility was $155.0 million, leaving $262.3 million (after $32.7 million in outstanding letters of credit) in available capacity. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.

As of September 30, 2006, Aimco had $6.8 billion total consolidated debt outstanding of which $5.0 billion was fixed rate mortgage debt and $1.8 billion was floating rate debt. The floating rate debt included $555 million corporate debt, $524 million floating rate property loans and $726 million of tax-exempt bonds. In addition, Aimco had $100 million in floating rate preferred stock (CRAs). Aimco’s floating rate exposure to changes in interest rates is mitigated by: tax-exempt bonds, which move at approximately 0.68% for a 1.00% change in interest rates; the offsetting effect of floating rate assets such as cash and notes receivable; and interest capitalized on redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 1% change in LIBOR to be less than $0.02 per share per quarter.
INTEREST EXPENSE — Consolidated interest expense was $105.9 million for the third quarter 2006 compared with $90.7 million for the third quarter 2005. The $15.2 million increase in interest expense was due to: $9.5 million representing interest on property loans that were consolidated in 2006 primarily as a result of adopting accounting requirement EITF 04-5; and $6.7 million related to increased rates and balances on property debt net of higher capitalized interest; partially offset by a ($1.0) million improvement in interest expense related to a lower average balance on corporate debt net of increased rates.
STOCKHOLDERS’ EQUITY — During the third quarter 2006, Aimco’s average daily shares outstanding were 100.0 million, representing increases of 3.6% and 2.5% over the average daily shares outstanding during the first and second quarters, respectively. During the third quarter 2006, Aimco repurchased 1.9 million shares of its Class A Common stock at an average price of $51.68 per share for a total repurchase value of $100 million.
G&A — General and administrative expenses for the third quarter 2006 of $25.3 million were up $2.2 million compared with $23.1 million in the third quarter 2005. The year-over-year increase in G&A of $2.2 million is due to higher accruals of approximately $4.6 million for incentive compensation based on year-to-date results above the prior year, partially offset by lower personnel, legal and consulting fees.
Outlook
For the fourth quarter 2006, FFO is forecast in a range from $0.80 to $0.84 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $0.70 to $0.74 per share.
For the full year 2006, the FFO forecast is increased to range between $3.01 and $3.05 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $2.36 to $2.40 per share. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on the fourth quarter and full year 2006.
Dividends on Common Stock
As announced on October 31, 2006, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended September 30, 2006, payable on November 30, 2006, to stockholders of record on November 17, 2006. The dividend represents 103% of AFFO (diluted) and 81% of FFO (diluted), on a per share basis, and a 4.4% annualized yield based on the $54.41 closing price of Aimco’s Class A Common Stock on September 29, 2006.
Earnings Conference Call
Please join Aimco management for the Third Quarter 2006 earnings conference call to be held Thursday, November 2, 2006, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast via Aimco’s Website at http://www.aimco.com/CorporateInformation/About/Financial/3Q2006 then click on the Webcast link. Alternatively, you may join the conference call via telephone by dialing 866-713-8562 with passcode 26318270, or dialing 617-597-5310 for international callers. Please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 888-286-8010 (617-801-6888 for international callers) and using passcode 42128966.

Supplemental Information
The Supplemental Information referenced in this release is available at Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/3Q2006 or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of fourth quarter and full year 2006 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2005, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries, operates 1,290 properties, including approximately 225,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500.

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
REVENUES:
Rental and other property revenues	$422,602	$354,262	$1,245,679	$1,025,891
Property management revenues, primarily from affiliates	2,599	6,094	9,221	18,684
Activity fees and asset management revenues, primarily from affiliates	10,470	8,018	32,143	22,715

Total revenues	435,671	368,374	1,287,043	1,067,290

EXPENSES:
Property operating expenses	194,749	169,181	571,895	480,704
Property management expenses	984	1,928	3,627	5,674
Activity and asset management expenses	1,073	2,778	6,744	7,697
Depreciation and amortization	126,112	103,717	352,624	287,648
General and administrative expenses	25,262	23,095	72,769	65,663
Other expenses (income), net	(30)	330	9,843	5,717

Total expenses	348,150	301,029	1,017,502	853,103

Operating income	87,521	67,345	269,541	214,187

Interest income	7,580	7,279	20,209	21,989
Recovery of (provision for) losses on notes receivable	46	(206)	(718)	1,352
Interest expense	(105,889)	(90,700)	(309,396)	(261,318)
Deficit distributions to minority partners	(14,072)	(2,849)	(20,129)	(5,719)
Equity in losses of unconsolidated real estate partnerships	(169)	(552)	(2,606)	(1,871)
Recovery of impairment losses (impairment losses) related to real estate	(158)	(1,178)	813	(1,709)
Gain on dispositions of real estate related to unconsolidated entities and other	7,641	8,387	21,397	13,670

Loss before minority interests and discontinued operations	(17,500)	(12,474)	(20,889)	(19,419)

Minority interests:
Minority interest in consolidated real estate partnerships	(23,611)	3,836	(18,063)	7,381
Minority interest in Aimco Operating Partnership, preferred [a]	(1,785)	(1,806)	(5,368)	(5,424)
Minority interest in Aimco Operating Partnership, common [a]	6,548	3,287	10,549	8,547

Total minority interests	(18,848)	5,317	(12,882)	10,504

Loss from continuing operations	(36,348)	(7,157)	(33,771)	(8,915)

Income from discontinued operations, net [b]	11,473	33,509	128,058	64,865

Net income (loss)	(24,875)	26,352	94,287	55,950
Net income attributable to preferred stockholders	21,656	21,693	64,744	66,255

Net income (loss) attributable to common stockholders	$(46,531)	$4,659	$29,543	$(10,305)

Weighted average number of common shares outstanding	96,061	94,041	95,772	93,765

Weighted average number of common shares and common share equivalents outstanding	96,061	94,041	95,772	93,765

Earnings (loss) per common share — basic:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.60)	$(0.31)	$(1.03)	$(0.80)
Income from discontinued operations	0.12	0.36	1.34	0.69

Net income (loss) attributable to common stockholders	$(0.48)	$0.05	$0.31	$(0.11)

Earnings (loss) per common share — diluted:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.60)	$(0.31)	$(1.03)	$(0.80)
Income from discontinued operations	0.12	0.36	1.34	0.69

Net income (loss) attributable to common stockholders	$(0.48)	$0.05	$0.31	$(0.11)

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income
[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure

[b] Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Rental and other property revenues	$2,876	$42,620	$33,800	$141,287
Property operating expenses	(1,881)	(23,274)	(18,438)	(73,776)
Other (expenses) income, net	60	(495)	(3,307)	(1,587)
Depreciation and amortization	(549)	(9,284)	(8,088)	(37,934)
Interest expense	(646)	(8,838)	(7,475)	(30,887)
Interest income	57	128	335	426
Minority interest in consolidated real estate partnerships	1,189	23	2,454	1,733

Income (loss) from operations	1,106	880	(719)	(738)

Gain on dispositions of real estate, net of minority partners’ interest	11,647	43,758	154,180	80,316
Recovery of impairment losses (impairment losses) on real estate assets sold or held for sale	131	(6,208)	123	(8,395)
Recovery of deficit distributions to minority partners	2,193	543	18,384	3,904
Income tax arising from disposals	(2,211)	(1,630)	(30,197)	(2,849)
Minority interest in Aimco Operating Partnership	(1,393)	(3,834)	(13,713)	(7,373)

Income from discontinued operations	$11,473	$33,509	$128,058	$64,865

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Buildings and improvements	$9,690,408	$8,255,582
Land	2,340,744	2,233,630
Accumulated depreciation	(2,894,820)	(2,097,966)

NET REAL ESTATE	9,136,332	8,391,246
Cash and cash equivalents	182,283	161,730
Restricted cash	348,320	283,955
Accounts receivable	56,569	59,889
Accounts receivable from affiliates	24,534	43,070
Deferred financing costs	75,173	64,873
Notes receivable from unconsolidated real estate partnerships	46,937	177,200
Notes receivable from non-affiliates	52,124	23,760
Investment in unconsolidated real estate partnerships	54,671	167,818
Other assets	233,259	216,863
Deferred income tax asset, net	—	9,835
Assets held for sale	11,163	418,921

TOTAL ASSETS	$10,221,365	$10,019,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$1,036,582	$1,035,584
Property loans payable	5,197,393	4,404,699
Term loans	400,000	400,000
Credit facility	155,000	217,000

TOTAL INDEBTEDNESS	6,788,975	6,057,283
Accounts payable	39,280	34,381
Accrued liabilities and other	406,306	423,633
Deferred income	158,156	46,837
Security deposits	44,623	37,577
Deferred income tax liability, net	3,934	—
Liabilities related to assets held for sale	958	267,937

TOTAL LIABILITIES	7,442,232	6,867,648

Minority interest in consolidated real estate partnerships	215,099	217,679
Minority interest in Aimco Operating Partnership	190,634	217,729

STOCKHOLDERS’ EQUITY
Class A Common Stock	959	957
Additional paid-in capital	3,063,361	3,081,707
Perpetual preferred stock	723,500	860,250
Convertible preferred stock	100,000	150,000
Distributions in excess of earnings	(1,509,391)	(1,350,899)
Notes due on common stock purchases	(5,029)	(25,911)

TOTAL STOCKHOLDERS’ EQUITY	2,373,400	2,716,104

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,221,365	$10,019,160

GAAP Statements of Cash Flows
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2006	September 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94,287	$55,950
Depreciation and amortization	352,624	287,648
Adjustments to income from discontinued operations	(153,355)	(70,185)
Other adjustments to reconcile net income	45,646	9,054
Changes in operating assets and liabilities	52,577	(4,789)

Net cash provided by operating activities	391,779	277,678

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(63,240)	(243,996)
Capital expenditures	(366,887)	(324,046)
Proceeds from dispositions of real estate	639,924	390,808
Cash from newly consolidated properties	22,432	2,211
Purchases of non-real estate related corporate assets	(5,738)	(11,090)
Purchases of partnership interests and other assets	(12,516)	(85,267)
Originations of notes receivable from unconsolidated real estate partnerships	(8,062)	(28,042)
Proceeds from repayment of notes receivable	6,074	16,402
Distributions received from investments in unconsolidated real estate partnerships	11,071	40,131
Other investing activities	(13,419)	(13,442)

Net cash provided by (used in) investing activities	209,639	(256,331)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	882,854	550,243
Principal repayments on property loans	(798,008)	(452,310)
Principal repayments on tax-exempt bond financing	(33,541)	(40,431)
Net borrowings (repayments) on term loans and revolving credit facility	(62,000)	263,300
Redemption of mandatorily redeemable preferred securities	—	(15,019)
Proceeds from issuance of preferred stock, net	97,517	—
Redemption of preferred stock	(286,750)	(31,250)
Repurchase of Class A Common Stock	(100,000)	—
Proceeds from Class A Common Stock option exercises	62,288	—
Principal repayments received on notes due on Class A Common Stock purchases	21,529	11,245
Payment of Class A Common Stock dividends	(173,532)	(169,967)
Payment of preferred stock dividends	(58,261)	(64,889)
Contributions from minority interest	3,075	25,453
Payment of distributions to minority interest	(107,533)	(52,516)

Other financing activities	(28,503)	(10,913)

Net cash provided by (used in) financing activities	(580,865)	12,946

NET INCREASE IN CASH AND CASH EQUIVALENTS	20,553	34,293
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	161,730	105,343

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$182,283	$139,636

Outlook and Forward Looking Statement
Fourth Quarter and Full Year 2006
(unaudited)
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of fourth quarter and full year 2006 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2005 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	Fourth Quarter 2006	Full Year 2006
GAAP earnings per share (1)	-$0.44 to -$0.40	$0.02 to $0.06
Add: Depreciation and other	$1.24	$2.99
FFO per share (2)	$0.80 to $0.84	$3.01 to $3.05
AFFO per share	$0.70 to $0.74	$2.36 to $2.40

2006 Same Store operating assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change — sequential	1.0% to 2.0%
NOI change - 2006 vs. 2005	6.5% to 7.5%	9.25% to 9.75%

Gross dispositions (3)		$1,200M to $1,400M	(Aimco share $875M - $1,000M)

Gross acquisitions (4)		$160M to $170M

(1)	Aimco’s earnings per share guidance does not include estimates for (i) unrecognized gains on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) unrecognized deferred costs on early repayment of debt or redemption related preferred stock issuance charges.

(2)	FFO per share represents FFO before impairments and redemption related preferred stock issuance charges. Impairments and redemption related preferred stock issuance charges were $0.05 per share year to date 2006. No preferred stock issuance charges are projected to occur in the fourth quarter.

(3)	Aimco anticipates gross sales proceeds of $1,200 to $1,400 million for 2006 ($1,050 to $1,175 million related to conventional properties and $150 to $225 million related to affordable properties). Aimco share of proceeds is expected to be $875 to $1,000 million ($800 to $875 million related to conventional properties and $75 to $125 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $450 to $550 million ($425 to $500 million related to conventional properties and $25 to $50 million related to affordable properties).

(4)	Gross acquisitions include property acquisitions and limited partnership acquisitions.

SUPPLEMENTAL INFORMATION

Schedule 1	—	Funds From Operations and Adjusted Funds From Operations

Schedule 2a	—	Business Component Proportionate Income Statement Presentation, 3Q

Schedule 2b	—	Business Component Proportionate Income Statement Presentation, Year-to-Date

Schedule 3	—	Business Component Proportionate Balance Sheet Presentation

Schedule 4	—	Share Data

Schedule 5	—	Selected Debt Information

Schedule 6a	—	Same Store Sales (3Q 2006 v. 3Q 2005)

Schedule 6b	—	Same Store Sales (3Q 2006 v. 2Q 2006)

Schedule 6c	—	Same Store Sales (Year-to-Date 2006 v. 2005)

Schedule 7	—	Selected Portfolio Performance Data

Schedule 8	—	Property Sales and Acquisitions Activity

Schedule 9	—	Capital Expenditures

Schedule 10	—	Summary of Redevelopment Activity

Schedule 11	—	Apartment Unit Summary

Special Supplement

Glossary

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income (loss) attributable to common stockholders [a]	$(46,531)	$4,659	$29,543	$(10,305)
Adjustments:
Depreciation and amortization [b]	126,112	103,717	352,624	287,648
Depreciation and amortization related to non-real estate assets	(5,318)	(4,276)	(14,585)	(12,591)
Depreciation of rental property related to minority partners’ interest [c]	(5,543)	(10,139)	(19,101)	(27,910)
Depreciation of rental property related to minority partners’ interest — adjustment [h]	18,831	—	7,377	—
Depreciation of rental property related to unconsolidated entities	2,130	5,038	3,984	15,627
Gain on dispositions of real estate related to unconsolidated entities and other	(7,641)	(8,387)	(21,397)	(13,670)
Gain on dispositions of non-depreciable assets	2,887	1,657	9,259	2,449
Deficit distributions to minority partners [d]	14,072	2,849	20,129	5,719
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [c]	(11,647)	(43,758)	(154,180)	(80,316)
Depreciation of rental property, net of minority partners’ interest [c]	(466)	8,337	5,417	33,148
Recovery of deficit distributions to minority partners [d]	(2,193)	(543)	(18,384)	(3,904)
Income tax arising from disposals	2,211	1,630	30,197	2,849
Minority interest in Aimco Operating Partnership’s share of above adjustments	(12,626)	(5,615)	(19,325)	(21,377)
Preferred stock dividends	17,382	21,693	57,896	65,132
Redemption related preferred stock issuance costs	4,274	—	6,848	1,123

Funds From Operations	$95,934	$76,862	$276,302	$243,622
Preferred stock dividends	(17,382)	(21,693)	(57,896)	(65,132)
Redemption related preferred stock issuance costs	(4,274)	—	(6,848)	(1,123)
Dividends/distributions on dilutive preferred securities	19	—	142	104

Funds From Operations Attributable to Common Stockholders — Diluted	$74,297	$55,169	$211,700	$177,471
Impairment losses (recovery of impairments losses) related to real estate [e]	158	1,178	(813)	1,709
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale [e]	(131)	6,208	(123)	8,395
Redemption related preferred stock issuance costs [f]	4,274	—	6,848	1,123
Minority interest in Aimco Operating Partnership’s share of above adjustments	(409)	(753)	(567)	(1,149)
Dividends/distributions on non-dilutive preferred securities	42	64	42	64

Funds From Operations Attributable to Common Stockholders - Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$78,231	$61,866	$217,087	$187,613
Capital Replacements	(22,609)	(26,984)	(60,134)	(69,340)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,071	2,726	5,771	7,095
Dividends/distributions on non-dilutive preferred securities	(61)	(64)	(184)	(168)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$57,632	$37,544	$162,540	$125,200

Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	99,957	95,013	97,990	94,377
Dilutive preferred securities	27	—	71	92

	99,984	95,013	98,061	94,469

Funds From Operations (excluding impairment losses and redemption related preferred stock issuance costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	99,957	95,013	97,990	94,377
Dilutive preferred securities	81	104	90	96

	100,038	95,117	98,080	94,473

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	99,957	95,013	97,990	94,377
Dilutive preferred securities	—	—	—	—

	99,957	95,013	97,990	94,377

Per Share:
Funds From Operations — Diluted	$0.74	$0.58	$2.16	$1.88
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$0.78	$0.65	$2.21	$1.99
Adjusted Funds From Operations — Diluted	$0.58	$0.40	$1.66	$1.33
Dividends paid	$0.60	$0.60	$1.80	$1.80

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations
[a] Represents Aimco’s numerator for basic earnings per common share calculated in accordance with GAAP.
[b] Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.
[c] “Minority partners’ interest” means minority interest in our consolidated real estate partnerships.
[d] In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.
[e] On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three and nine months ended September 30, 2006 includes $27,000 net impairment losses and $936,000 of net recoveries of impairment losses, respectively. FFO for the three and nine months ended September 30, 2005 includes $7.4 million and $10.1 million of net impairment losses, respectively.
[f] In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three and nine months ended September 30, 2006 includes issuance costs of $4.3 million and $6.8 million, respectively. FFO for the three and nine months ended September 30, 2005 includes issuance costs of zero and $1.1 million, respectively.
[g] Represents Aimco’s denominator for earnings per common share — diluted calculated in accordance with GAAP plus additional common share equivalents that are dilutive for FFO/AFFO.
[h] Represents prior period depreciation of certain tax credit redevelopment properties that Aimco included in an adjustment to minority interest in real estate partnerships for the three months ended September 30, 2006. This prior period depreciation is added back to determine FFO in accordance with the NAREIT White Paper. See Special Supplement for additional information.

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation	(page 1 of 3)
Three Months Ended September 30, 2006
(in thousands) (unaudited)

		Proportionate
	Aimco	Share of	Minority	Proportionate				Proportionate
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest (6)	Statement	Conventional	Capital	Corporate	Statement
Revenues:
Rental and other property revenues:
Same Store properties (1) (2)	$310,245	$437	$(51,248)	$259,434	$259,434	$—	$—	$259,434
Acquisition properties (1)	6,611	760	—	7,371	7,371	—	—	7,371
Redevelopment properties (1)	35,094	—	(7,081)	28,013	28,013	—	—	28,013
Other properties (1)	10,819	1,396	(890)	11,325	11,325	—	—	11,325
Affordable properties (1)	59,833	4,570	(21,112)	43,291	—	43,291	—	43,291

Total rental and other property revenues	422,602	7,163	(80,331)	349,434	306,143	43,291	—	349,434
Property management revenues, primarily from affiliates (3)	2,599	(292)	4,013	6,320	3,079	3,241	—	6,320
Activity fees and asset management revenues, primarily from affiliates	10,470	—	—	10,470	1,031	9,439	—	10,470

Total revenues	435,671	6,871	(76,318)	366,224	310,253	55,971	—	366,224

Expenses:
Property operating expenses:
Same Store properties (2)	130,706	187	(23,043)	107,850	107,850	—	—	107,850
Acquisition properties	2,456	331	—	2,787	2,787	—	—	2,787
Redevelopment properties	15,536	—	(3,240)	12,296	12,296	—	—	12,296
Other properties	5,852	774	(587)	6,039	6,039	—	—	6,039
Affordable properties	29,406	2,400	(10,257)	21,549	—	21,549	—	21,549
Casualties	2,507	2	172	2,681	2,676	5	—	2,681
Property management expenses (4)	8,286	—	(813)	7,473	7,307	166	—	7,473

Total property operating expenses	194,749	3,694	(37,768)	160,675	138,955	21,720	—	160,675
Property management expenses (5)	984	—	813	1,797	1,620	177	—	1,797
Activity and asset management expenses	1,073	—	—	1,073	—	1,073	—	1,073
Depreciation and amortization	126,112	2,130	(5,543)	122,699	104,975	17,724	—	122,699
General and administrative expenses	25,262	26	(1,049)	24,239	6,715	1,478	16,046	24,239
Other expenses (income), net	(30)	(123)	(3,173)	(3,326)	6,253	(9,579)	—	(3,326)

Total expenses	348,150	5,727	(46,720)	307,157	258,518	32,593	16,046	307,157

Operating income	87,521	1,144	(29,598)	59,067	51,735	23,378	(16,046)	59,067
Interest income:
General partner loan interest	855	(133)	9,175	9,897	8,207	1,690	—	9,897
Money market and interest bearing accounts	5,116	185	(958)	4,343	1,577	1,125	1,641	4,343
Accretion on discounted notes receivable	1,609	—	—	1,609	46	1,563	—	1,609

Total interest income	7,580	52	8,217	15,849	9,830	4,378	1,641	15,849
Recovery of losses on notes receivable	46	—	—	46	—	46	—	46
Interest expense:
Property debt (primarily non-recourse)	(101,741)	(1,381)	17,589	(85,533)	(76,994)	(8,539)	—	(85,533)
Lines of credit	(10,399)	—	—	(10,399)	—	—	(10,399)	(10,399)
Capitalized interest	6,251	16	(265)	6,002	5,708	294	—	6,002

Total interest expense	(105,889)	(1,365)	17,324	(89,930)	(71,286)	(8,245)	(10,399)	(89,930)
Deficit distributions to minority partners	(14,072)	—	—	(14,072)	(10,772)	(3,300)	—	(14,072)
Equity in losses of unconsolidated real estate partnerships	(169)	169	—	—	—	—	—	—
Impairment losses related to real estate partnerships	(158)	—	—	(158)	—	(158)	—	(158)
Gain on dispositions of real estate related to unconsolidated entities and other	7,641	—	—	7,641	7,506	135	—	7,641

Income (loss) before minority interests and discontinued operations	(17,500)	—	(4,057)	(21,557)	(12,987)	16,234	(24,804)	(21,557)
Minority interests:
Minority interest in consolidated real estate partnerships (6)	(23,611)	—	4,057	(19,554)	—	(19,554)	—	(19,554)
Minority interest in Aimco Operating Partnership	4,763	—	—	4,763	1,247	319	3,197	4,763

Total minority interests	(18,848)	—	4,057	(14,791)	1,247	(19,235)	3,197	(14,791)

Income (loss) from continuing operations	(36,348)	—	—	(36,348)	(11,740)	(3,001)	(21,607)	(36,348)
Income from discontinued operations, net	11,473	—	—	11,473	13,259	(1,786)	—	11,473

Net income (loss)	$(24,875)	$—	$—	$(24,875)	$1,519	$(4,787)	$(21,607)	$(24,875)

(See footnotes on page 3 of 3)

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation	(page 2 of 3)
Three Months Ended September 30, 2006
(in thousands) (unaudited)

	Proportionate				Proportionate
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (loss) — see above	$(24,875)	$1,519	$(4,787)	$(21,607)	$(24,875)
Real estate depreciation and amortization	122,699	104,975	17,724	—	122,699
Depreciation and amortization related to non-real estate assets	(5,318)	(4,009)	(1,309)	—	(5,318)
Depreciation and amortization — ownership adjustment (7)	18,831	—	18,831	—	18,831
Deficit distributions to minority partners	14,072	10,772	3,300	—	14,072
Gain on dispositions of real estate related to unconsolidated entities and other	(7,641)	(7,506)	(135)	—	(7,641)
Gain on dispositions of non-depreciable assets	2,887	2,887	—	—	2,887
Discontinued operations	(12,095)	(14,871)	2,776	—	(12,095)
Minority interest in Aimco Operating Partnership’s share of adjustments	(12,626)	(8,729)	(3,897)	—	(12,626)
Preferred stock dividends	(17,382)	—	—	(17,382)	(17,382)
Redemption related preferred stock issuance costs	(4,274)	—	—	(4,274)	(4,274)
Dividends/distributions on dilutive preferred securities	19	—	—	19	19

FFO Attributable to Common Stockholders — Diluted	$74,297	$85,038	$32,503	$(43,244)	$74,297

Capital Replacements	(22,609)	(20,430)	(2,179)	—	(22,609)
Impairment losses related to real estate partnerships	158	—	158	—	158
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale	(131)	78	(209)	—	(131)
Redemption related preferred stock issuance costs	4,274	—	—	4,274	4,274
Minority interest in Aimco Operating Partnership’s share of adjustments	1,662	1,498	164	—	1,662
Dividends/distributions on non-dilutive preferred securities	(19)	—	—	(19)	(19)

AFFO Attributable to Common Stockholders — Diluted	$57,632	$66,184	$30,437	$(38,989)	$57,632

Interest expense	89,930	71,287	8,244	10,399	89,930
Interest expense — ownership adjustment (7)	10,831	—	10,831	—	10,831
Discontinued operations	1,930	428	108	1,394	1,930
Preferred stock dividends	17,382	—	—	17,382	17,382
Minority interest in Aimco Operating Partnership	(4,763)	(1,247)	(319)	(3,197)	(4,763)
Minority interest in Aimco Operating Partnership’s share of adjustments	10,965	7,231	3,734	—	10,965

Free Cash Flow (FCF, see Glossary for updated definition)	$183,907	$143,883	$53,035	$(13,011)	$183,907

FCF Breakdown:
Real estate operations	166,150
Real estate operations and other — ownership adjustment (7)	10,110
Property management	4,523
Activity and asset management	9,397
Interest income	15,849
Recovery of losses on notes receivable	46
General and administrative expenses	(24,239)
Other (expenses) income, net	3,326
Discontinued operations	1,176
Gain on dispositions of non-depreciable assets	2,887
Depreciation and amortization related to non-real estate assets	(5,318)

Total FCF	$183,907

(See footnotes on page 3 of 3)

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation	(page 3 of 3)
Three Months Ended September 30, 2006
(in thousands) (unaudited)

	Three Months Ended September 30, 2006
	FFO	AFFO	FCF
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income	$(24,875)	$(24,875)	$(24,875)
Interest expense	—	—	89,930
Interest expense — ownership adjustment (7)	—	—	10,831
Preferred stock dividends	(17,382)	(17,382)	—
Redemption related preferred stock issuance costs	(4,274)	—	—
Proportionate share of depreciation and amortization	122,699	122,699	122,699
Depreciation and amortization related to non-real estate assets	(5,318)	(5,318)	(5,318)
Depreciation and amortization — ownership adjustment (7)	18,831	18,831	18,831
Gain on dispositions of real estate related to unconsolidated entities and other	(7,641)	(7,641)	(7,641)
Gain on dispositions of non-depreciable assets	2,887	2,887	2,887
Impairment losses related to real estate partnerships	—	158	158
Discontinued operations:
Minority interest in Aimco Operating Partnership and interest expense, net of minority partners’ interest	—	—	1,931
Depreciation of rental property, net of minority partners’ interest	(466)	(466)	(466)
Gain on dispositions of real estate, net of minority partners’ interest	(11,647)	(11,647)	(11,647)
Recovery of impairment losses on real estate assets sold or held for sale	—	(131)	(131)
Recovery of deficit distributions to minority partners	(2,193)	(2,193)	(2,193)
Income tax arising from dispositions	2,211	2,211	2,211
Deficit distributions to minority partners	14,072	14,072	14,072
Capital Replacements	—	(22,609)	(22,609)
Dividends/distributions on dilutive preferred securities	19	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(12,626)	(10,964)	—
Minority interest in Aimco Operating Partnership	—	—	(4,763)

Total	$74,297	$57,632	$183,907

Notes to Schedule 2(a):

(1) See definitions and descriptions in Glossary.
(2) Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6b. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.
(3) Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to consolidated properties. Property management revenues reported in the proportionate income statement reflect the third party share of fees charged to both consolidated and unconsolidated properties.
(4) Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.
(5) Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.
(6) Minority interest in real estate partnerships as reported in the Aimco’s GAAP income statement includes $4,057,000 for the three months ended September 30, 2006 and, as discussed in the Special Supplement, a $19,554,000 adjustment related to the period April 1, 2004 through June 30, 2006. The adjustment is not allocated to individual components of revenues and expenses to ensure that the other amounts in the proportionate income statement consist only of activity for the three months ended September 30, 2006.
(7) The effects of prior period ownership adjustments (see Special Supplement) on real estate operations, depreciation and amortization, and interest expense are presented separately in the reconciliations of net income to FFO, AFFO and FCF, and in the breakdown of FCF.

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation	(page 1 of 3)
Nine Months Ended September 30, 2006
(in thousands) (unaudited)

		Proportionate
	Aimco	Share of	Minority	Proportionate				Proportionate
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest (6)	Statement	Conventional	Capital	Corporate	Statement
Revenues:
Rental and other property revenues:
Same Store properties (1) (2)	$918,119	$1,382	$(144,419)	$775,082	$775,082	$—	$—	$775,082
Acquisition properties (1)	15,965	2,247	—	18,212	18,212	—	—	18,212
Redevelopment properties (1)	102,666	—	(14,292)	88,374	88,374	—	—	88,374
Other properties (1)	30,493	5,036	(2,713)	32,816	32,816	—	—	32,816
Affordable properties (1)	178,436	13,699	(63,520)	128,615	—	128,615	—	128,615

Total rental and other property revenues	1,245,679	22,364	(224,944)	1,043,099	914,484	128,615	—	1,043,099
Property management revenues, primarily from affiliates (3)	9,221	(943)	11,369	19,647	9,623	10,024	—	19,647
Activity fees and asset management revenues, primarily from affiliates	32,143	—	—	32,143	3,743	28,400	—	32,143

Total revenues	1,287,043	21,421	(213,575)	1,094,889	927,850	167,039	—	1,094,889

Expenses:
Property operating expenses:
Same Store properties (2)	389,082	598	(65,878)	323,802	323,802	—	—	323,802
Acquisition properties	6,084	781	—	6,865	6,865	—	—	6,865
Redevelopment properties	46,089	—	(6,979)	39,110	39,110	—	—	39,110
Other properties	16,818	2,504	(1,525)	17,797	17,797	—	—	17,797
Affordable properties	90,387	8,009	(32,510)	65,886	—	65,886	—	65,886
Casualties	(668)	17	823	172	947	(775)	—	172
Property management expenses (4)	24,103	—	(2,805)	21,298	20,008	1,290	—	21,298

Total property operating expenses	571,895	11,909	(108,874)	474,930	408,529	66,401	—	474,930
Property management expenses (5)	3,627	—	2,805	6,432	4,434	1,998	—	6,432
Activity and asset management expenses	6,744	—	—	6,744	—	6,744	—	6,744
Depreciation and amortization	352,624	7,211	(22,328)	337,507	284,081	53,426	—	337,507
General and administrative expenses	72,769	86	(3,522)	69,333	22,058	8,632	38,643	69,333
Other expenses (income), net	9,843	676	(6,763)	3,756	10,267	(6,511)	—	3,756

Total expenses	1,017,502	19,882	(138,682)	898,702	729,369	130,690	38,643	898,702

Operating income	269,541	1,539	(74,893)	196,187	198,481	36,349	(38,643)	196,187
Interest income:
General partner loan interest	3,413	(266)	20,246	23,393	18,615	4,778	—	23,393
Money market and interest bearing accounts	15,133	686	(2,613)	13,206	4,251	3,472	5,483	13,206
Accretion on discounted notes receivable	1,663	—	—	1,663	89	1,574	—	1,663

Total interest income	20,209	420	17,633	38,262	22,955	9,824	5,483	38,262
Recovery of losses on notes receivable	(718)	—	—	(718)	(91)	(627)	—	(718)
Interest expense:
Property debt (primarily non-recourse)	(296,915)	(4,616)	49,132	(252,399)	(226,589)	(25,810)	—	(252,399)
Lines of credit	(30,700)	—	—	(30,700)	—	—	(30,700)	(30,700)
Capitalized interest	18,219	51	(905)	17,365	16,196	1,169	—	17,365

Total interest expense	(309,396)	(4,565)	48,227	(265,734)	(210,393)	(24,641)	(30,700)	(265,734)
Deficit distributions to minority partners	(20,129)	—	—	(20,129)	(16,167)	(3,962)	—	(20,129)
Equity in losses of unconsolidated real estate partnerships	(2,606)	2,606	—	—	—	—	—	—
Impairment losses related to real estate partnerships	813	—	—	813	1,043	(230)	—	813
Gain on dispositions of real estate related to unconsolidated entities and other	21,397	—	—	21,397	14,859	6,538	—	21,397

Income (loss) before minority interests and discontinued operations	(20,889)	—	(9,033)	(29,922)	10,687	23,251	(63,860)	(29,922)
Minority interests:
Minority interest in consolidated real estate partnerships (6)	(18,063)	—	9,033	(9,030)	—	(9,030)	—	(9,030)
Minority interest in Aimco Operating Partnership	5,181	—	—	5,181	(1,081)	(1,409)	7,671	5,181

Total minority interests	(12,882)	—	9,033	(3,849)	(1,081)	(10,439)	7,671	(3,849)

Income (loss) from continuing operations	(33,771)	—	—	(33,771)	9,606	12,812	(56,189)	(33,771)
Income from discontinued operations, net	128,058	—	—	128,058	148,491	(20,433)	—	128,058

Net income (loss)	$94,287	$—	$—	$94,287	$158,097	$(7,621)	$(56,189)	$94,287

(See footnotes on page 3 of 3)

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation	(page 2 of 3)
Nine Months Ended September 30, 2006
(in thousands) (unaudited)

	Proportionate				Proportionate
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (loss) — see above	$94,287	$158,097	$(7,621)	$(56,189)	$94,287
Real estate depreciation and amortization	337,507	284,080	53,427	—	337,507
Depreciation and amortization related to non-real estate assets	(14,585)	(10,690)	(3,895)	—	(14,585)
Depreciation and amortization — ownership adjustment (7)	7,377	—	7,377	—	7,377
Deficit distributions to minority partners	20,129	16,166	3,963	—	20,129
Gain on dispositions of real estate related to unconsolidated entities and other	(21,397)	(14,859)	(6,538)	—	(21,397)
Gain on dispositions of non-depreciable assets	9,259	9,261	(2)	—	9,259
Discontinued operations	(136,950)	(160,899)	23,949	—	(136,950)
Minority interest in Aimco Operating Partnership’s share of adjustments	(19,325)	(11,782)	(7,543)	—	(19,325)
Preferred stock dividends	(57,896)	—	—	(57,896)	(57,896)
Redemption related preferred stock issuance costs	(6,848)	—	—	(6,848)	(6,848)
Dividends/distributions on dilutive preferred securities	142	—	—	142	142

FFO Attributable to Common Stockholders — Diluted	$211,700	$269,374	$63,117	$(120,791)	$211,700

Capital Replacements	(60,134)	(54,839)	(5,295)	—	(60,134)
Impairment losses related to real estate partnerships	(813)	(1,043)	230	—	(813)
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale	(123)	495	(618)	—	(123)
Redemption related preferred stock issuance costs	6,848	—	—	6,848	6,848
Minority interest in Aimco Operating Partnership’s share of adjustments	5,204	4,718	486	—	5,204
Dividends/distributions on non-dilutive preferred securities	(142)	—	—	(142)	(142)

AFFO Attributable to Common Stockholders — Diluted	$162,540	$218,705	$57,920	$(114,085)	$162,540

Interest expense	265,734	210,393	24,641	30,700	265,734
Interest expense — ownership adjustment (7)	7,171	—	7,171	—	7,171
Discontinued operations	19,366	4,736	918	13,712	19,366
Preferred stock dividends	57,896	—	—	57,896	57,896
Minority interest in Aimco Operating Partnership	(5,181)	1,081	1,409	(7,671)	(5,181)
Minority interest in Aimco Operating Partnership’s share of adjustments	14,121	7,065	7,056	—	14,121

Free Cash Flow (FCF, see Glossary for updated definition)	$521,647	$441,980	$99,115	$(19,448)	$521,647

FCF Breakdown:
Real estate operations	508,035
Real estate operations and other — ownership adjustment (7)	5,518
Property management	13,214
Activity and asset management	25,399
Interest income	38,262
Recovery of losses on notes receivable	(718)
General and administrative expenses	(69,333)
Other (expenses) income, net	(3,755)
Discontinued operations	10,351
Gain on dispositions of non-depreciable assets	9,259
Depreciation and amortization related to non-real estate assets	(14,585)

Total FCF	$521,647

(See footnotes on page 3 of 3)

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation	(page 3 of 3)
Nine Months Ended September 30, 2006
(in thousands) (unaudited)

	Nine Months Ended September 30, 2006
	FFO	AFFO	FCF
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income	$94,287	$94,287	$94,287
Interest expense	—	—	265,734
Interest expense — ownership adjustment (7)	—	—	7,171
Preferred stock dividends	(57,896)	(57,896)	—
Redemption related preferred stock issuance costs	(6,848)	—	—
Proportionate share of depreciation and amortization	337,507	337,507	337,507
Depreciation and amortization related to non-real estate assets	(14,585)	(14,585)	(14,585)
Depreciation and amortization — ownership adjustment (7)	7,377	7,377	7,377
Gain on dispositions of real estate related to unconsolidated entities and other	(21,397)	(21,397)	(21,397)
Gain on dispositions of non-depreciable assets	9,259	9,259	9,259
Impairment losses related to real estate partnerships	—	(813)	(813)
Discontinued operations:
Minority interest in Aimco Operating Partnership and interest expense, net of minority partners’ interest	—	—	19,366
Depreciation of rental property, net of minority partners’ interest	5,417	5,417	5,417
Gain on dispositions of real estate, net of minority partners’ interest	(154,180)	(154,180)	(154,180)
Recovery of impairment losses on real estate assets sold or held for sale	—	(123)	(123)
Recovery of deficit distributions to minority partners	(18,384)	(18,384)	(18,384)
Income tax arising from dispositions	30,197	30,197	30,197
Deficit distributions to minority partners	20,129	20,129	20,129
Capital Replacements	—	(60,134)	(60,134)
Dividends/distributions on dilutive preferred securities	142	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(19,325)	(14,121)	—
Minority interest in Aimco Operating Partnership	—	—	(5,181)

Total	$211,700	$162,540	$521,647

Notes to Schedule 2(b):

(1)	See definitions and descriptions in Glossary.

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedule 6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

(3)	Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to consolidated properties. Property management revenues reported in the proportionate income statement reflect the third party share of fees charged to both consolidated and unconsolidated properties.

(4)	Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

(5)	Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.

(6)	Minority interest in real estate partnerships as reported in the Aimco’s GAAP income statement includes $9,033,000 for the nine months ended September 30, 2006 and, as discussed in the Special Supplement, a $9,030,000 adjustment related to the period April 1, 2004 through December 31, 2005. The adjustment is not allocated to individual components of revenues and expenses to ensure that the other amounts in the proportionate income statement consist only of activity for the nine months ended September 30, 2006.

(7)	The effects of prior period ownership adjustments (see Special Supplement) on real estate operations, depreciation and amortization, and interest expense are presented separately in the reconciliations of net income to FFO, AFFO and FCF, and in the breakdown of FCF.

Supplemental Schedule 3
Business Component Proportionate Balance Sheet Presentation
As of September 30, 2006
(in thousands) (unaudited)

	Consolidated
	GAAP		Proportionate
	Balance Sheet		Share of	Minority	Proportionate				Proportionate
	as of		Unconsolidated	Partners’	Balance		Aimco		Balance
	September 30, 2006		Partnerships [a]	Interest [b][e]	Sheet [c][e]	Conventional	Capital [e]	Corporate	Sheet[c][e]
ASSETS
Buildings and improvements	$9,690,408		$99,154	$(1,624,223)	$8,165,339	$7,268,001	$897,338	$—	$8,165,339
Land	2,340,744		20,741	(130,009)	2,231,476	2,126,333	105,143	—	2,231,476
Accumulated depreciation	(2,894,820)		(35,938)	996,981	(1,933,777)	(1,735,244)	(198,533)	—	(1,933,777)

NET REAL ESTATE	9,136,332		83,957	(757,251)	8,463,038	7,659,090	803,948	—	8,463,038
Cash and cash equivalents	182,283		3,537	(47,198)	138,622	79,653	58,969	—	138,622
Restricted cash	348,320		6,235	(75,089)	279,466	166,619	112,847	—	279,466
Accounts receivable	56,569		986	—	57,555	35,521	22,034	—	57,555
Accounts receivable from affiliates	24,534		—	—	24,534	11,839	12,695	—	24,534
Deferred financing costs	75,173		—	—	75,173	58,501	16,672	—	75,173
Notes receivable from unconsolidated real estate partnerships	46,937		—	—	46,937	7,177	39,760	—	46,937
Notes receivable from non-affiliates	52,124		—	—	52,124	17,332	34,792	—	52,124
Investment in unconsolidated real estate partnerships	54,671		(4,124)	—	50,547	14,606	35,941	—	50,547
Other assets	233,259	[d]	15,228	—	248,487	121,006	127,481	—	248,487
Assets held for sale	11,163		—	—	11,163	11,039	124	—	11,163

TOTAL ASSETS	$10,221,365		$105,819	$(879,538)	$9,447,646	$8,182,383	$1,265,263	$—	$9,447,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$1,036,582		$151	$(27,087)	$1,009,646	$945,423	$64,223	$—	$1,009,646
Property loans payable	5,197,393		91,920	(931,302)	4,358,011	3,843,628	514,385	—	4,358,013
Term loans	400,000		—	—	400,000	—	—	400,000	400,000
Credit facility	155,000		—	—	155,000	—	—	155,000	155,000

TOTAL INDEBTEDNESS	6,788,975		92,071	(958,389)	5,922,657	4,789,051	578,608	555,000	5,922,659
Accounts payable	39,280		13,748	—	53,028	35,534	17,493	—	53,027
Accrued liabilities and other	406,306		—	—	406,306	333,376	72,930	—	406,306
Deferred income	158,156		—	—	158,156	92,614	65,542	—	158,156
Security deposits	44,623		—	—	44,623	38,826	5,797	—	44,623
Deferred income tax liability, net	3,934		—	—	3,934	3,934	—	—	3,934
Liabilities related to assets held for sale	958		—	—	958	946	12	—	958

TOTAL LIABILITIES	7,442,232		105,819	(958,389)	6,589,662	5,294,281	740,382	555,000	6,589,663

Minority interest in consolidated real estate partnerships	215,099		—	78,851	293,950	259,599	34,350	—	293,949
Minority interest in Aimco Operating Partnership	190,634		—	—	190,634	—	—	190,634	190,634

NET OPERATING ASSETS			$—	$—	$2,373,400	$2,628,503	$490,531	$(745,634)	$2,373,400

STOCKHOLDERS’ EQUITY
Class A Common Stock	959
Additional paid-in capital	3,063,361
Perpetual preferred stock	723,500
Convertible preferred stock	100,000
Distributions in excess of earnings	(1,509,391)
Notes due on common stock purchases	(5,029)

TOTAL STOCKHOLDERS’ EQUITY	2,373,400

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,221,365

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’ share of selected balance sheet data. Additionally, Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The minority partners’ share of amounts payable to Aimco pursuant to those notes is $171.2 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of September 30, 2006, plus Aimco’s proportionate share of selected unconsolidated balance sheet data and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $81.9 million related to goodwill and $10.6 million related to investment in management contracts.

[e]	As discussed in the Special Supplement, Aimco’s ownership of certain tax credit redevelopment properties was adjusted to 100% in the third quarter of 2006.

Supplemental Schedule 4
Share Data
As of September 30, 2006
(in thousands)
(unaudited)

				Shares/Units		Current Quarter		Current Quarter		Current Quarter
				Outstanding		Weighted Average		Weighted Average		Weighted Average
	Redemption			As of September 30,		Outstanding Shares		Outstanding Shares		Outstanding Shares
	Date (1)	Coupon	Amount	2006		(EPS)		(FFO)		(AFFO)
Class A Common Stock				95,910		96,061	(2)	96,061	(2)	96,061	(2)
Common Partnership Units and equivalents				10,175	(7)	—		—		—
Other dilutive common stock equivalents				—		—		3,896	(8)	3,896	(8)

Total				106,085		96,061		99,957		99,957

Perpetual Preferred Stock (3):
Class G	7/15/2008	9.375%	$101,250	4,050		—		—		—
Class T	7/31/2008	8.00%	150,000	6,000		—		—		—
Class U	3/24/2009	7.75%	200,000	8,000		—		—		—
Class V	9/29/2009	8.00%	86,250	3,450		—		—		—
Class Y	12/21/2009	7.875%	86,250	3,450		—		—		—
Series A Community Reinvestment Act	6/30/2011	6.750%	100,000	—	(5)

Total perpetual preferred stock			723,750	24,950		—		—		—

Convertible Preferred Stock:
Class W (4)	9/30/2007	8.10%	100,000	1,905		—		—		—

Total convertible preferred stock			100,000	1,905		—		—		—

Preferred Partnership Units (6)		8.05%	89,486	3,268		—		27		—

Total preferred securities			$913,236	30,123		—		27		—

Total common, common equivalents and dilutive securities						96,061		99,984		99,957

(1)	The redemption date is the date the securities are first eligible for redemption by Aimco.

(2)	Includes a deduction of 1,015,000 for non-recourse shares and unvested restricted stock.

(3)	Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.

(4)	Conversion ratio for Class W is 1.0 to 1.0.

(5)	Represents 200 shares at a liquidation preference per share of $500,000. The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly dividend period.

(6)	Coupon is based on a weighted average.

(7)	Consists of 7,796,000 Common Partnership Units and 2,379,000 Class I High Performance Partnership Units.

(8)	Other dilutive common stock equivalents includes 2,456,000 for the potential dilutive effects of stock options, unvested restricted stock and non-recourse shares and 1,440,000 for the number of equivalent common OP units that would be issued if the applicable measurement periods for
Class VIII and IX HPUs, which end on December 31, 2007 and 2008, respectively, had ended on September 30, 2006.

Supplemental Schedule 5

Selected Debt Structure and Maturity Data
As of September 30, 2006
(dollars in thousands)
(unaudited)
I. Debt Balances and Data

					Weighted
		Proportionate			Average
		Share of	Minority	Total Aimco	Maturity	Weighted
Debt	Consolidated	Unconsolidated	Interest	Share	(years)	Average Rate

Property Debt (primarily non-recourse):
Conventional Portfolio:
Fixed rate loans payable	$3,979,684	$43,187	$(635,289)	$3,387,583	10.6	6.48%
Floating rate loans payable	510,651	—	(54,606)	456,045	2.2	6.52%

Total property loans payable:	4,490,336	43,187	(689,895)	3,843,628	9.6	6.48%
Fixed rate tax-exempt bonds	234,651	—	(9,771)	224,880	17.0	5.96%
Floating rate tax-exempt bonds	725,961	—	(5,418)	720,543	11.1	4.07%

Total property tax-exempt bond financing:	960,612	—	(15,189)	945,423	12.5	4.52%

Total Property Debt on Conventional Portfolio	5,450,947	43,187	(705,084)	4,789,051	10.2	6.10%

Affordable Portfolio:
Fixed rate loans payable	693,269	40,619	(241,406)	492,482	17.8	5.60%
Floating rate loans payable	13,788	8,114	—	21,903	4.2	5.65%

Total property loans payable:	707,057	48,733	(241,406)	514,385	17.3	5.61%
Fixed rate tax-exempt bonds	75,971	151	(11,898)	64,223	28.8	5.07%
Floating rate tax-exempt bonds	—	—	—	—	—

Total property tax-exempt bond financing:	75,971	151	(11,898)	64,223	28.8	5.07%

Total Property Debt on Affordable Portfolio	783,028	48,884	(253,304)	578,608	18.5	5.55%

Total Property Debt (1)	$6,233,975	$92,071	$(958,387)	$5,367,659	11.1	6.04%

Corporate Debt:
Term Loan	$400,000	$—	$—	$400,000	—	7.01%
Credit Facility	155,000	—	—	155,000	—	6.70%

Total Corporate Debt	$555,000	$—	$—	$555,000	—	6.93%

Total Debt	$6,788,975	$92,071	$(958,387)	$5,922,659	—	6.13%

(1)	The total consolidated property debt shown above excludes $.9 million of consolidated property debt, with a weighted average interest rate of 7.64%, classified as liabilities related to assets held for sale on Aimco’s consolidated balance sheet.
II. Debt Maturities

				Percent	Average
Consolidated Property Debt	Amortization	Maturities	Total	of Total	Rate

Q4 2006	$32,685	$223,239	$255,925	4.1%	6.14%
Q1 2007	35,141	21,373	56,513	0.9%	6.60%
Q2 2007	35,750	15,294	51,044	0.8%	4.86%
Q3 2007	35,937	127,384	163,321	2.6%	6.31%
Q4 2007	36,804	118,803	155,606	2.5%	6.91%
Q1 2008	34,470	129,102	163,572	2.6%	8.00%
Q2 2008	34,650	68,280	102,930	1.7%	6.03%
Q3 2008	34,675	73,713	108,389	1.7%	5.70%
Q4 2008	34,968	113,195	148,163	2.4%	5.72%
2009	143,129	386,156	529,285	8.5%	5.31%
2010	148,447	187,589	336,036	5.4%	6.32%
Thereafter			4,163,191	66.8%

Total Property Debt:			$6,233,975	100.0%

				Percent	Average
Corporate Debt	Amortization	Maturities	Total	of Total	Rate

2011	$—	$400,000	$400,000	72.1%	7.01%
2009	$—	$155,000	$155,000	27.9%	6.70%

Total Corporate Debt:	$—	$555,000	$555,000	100.0%	6.93%

Supplemental Schedule 5 (continued)
Selected Debt Structure and Maturity Data
As of September 30, 2006
(in millions)
(unaudited)
III. Loan Closings
THIRD QUARTER LOAN CLOSINGS

	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate

Refinancings:
Fixed Rate	$78.3	$172.4	$68.8	$147.3	$76.3	7.27%	5.83%
Affordable, Mark-to-Market and Other	—	18.2	—	16.4	10.8	—	6.40%

Loans Relating to Acquisitions:
Fixed Rate	—	24.0	—	24.0	23.7	—	6.05%

Totals	$78.3	$214.6	$68.8	$187.7	$110.8	7.27%	5.91%

YEAR-TO-DATE LOAN CLOSINGS

	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate

Refinancings:
Fixed Rate	$335.4	$710.9	$318.3	$666.2	$340.4	6.24%	5.69%
Floating Rate	45.2	108.6	40.3	105.9	64.6	7.93%	5.53%
Affordable, Mark-to-Market and Other	5.7	38.6	3.6	30.4	22.3	6.52%	5.71%

Loans Relating to Acquisitions:
Fixed Rate	—	34.3	—	27.4	27.1	—	4.87%

Totals	$386.3	$892.4	$362.2	$829.9	$454.4	6.44%	5.66%

(1)	Aimco net proceeds is after transaction costs and any release of escrow funds.
IV. Capitalization

	March 31,2006		June 30, 2006		September 30, 2006
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$442	4%	$400	4%	$555	5%

Property debt (Aimco’s share)	5,188	46%	5,222	43%	5,368	44%

Total Debt	5,630	50%	5,622	47%	5,923	49%

Less: Cash and restricted cash	(406)	-4%	(492)	-5%	(418)	-3%

Net Debt	5,224	46%	5,130	47%	5,505	45%

Preferred equity	987	9%	1,087	10%	913	7%

Common equity at market (1)	5,041	45%	4,668	43%	5,772	47%

Total Capitalization	$11,252	100%	$10,885	100%	$12,190	100%

(1)	Common equity at market at September 30, 2006 was calculated using 106.085 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $54.41 per share/unit on September 30, 2006.
V. Credit Ratings

Moody’s Investor Service	Senior Unsecured Shelf	(P) Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (stable outlook)
Fitch	Bank Credit Facility	BBB- (stable outlook)

Supplemental Schedule 6(a)
Same Store Sales
Third Quarter 2006 Compared to Third Quarter 2005
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended			Change
				September 30, 2006				September 30, 2005				Revenue		Expenses		NOI
	Sites	Units	Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291	44%	$1,836	$703	$1,134		$1,700	$699	$1,001		$137	8.0%	$4	0.5%	$133	13.3%
Los Angeles-Long Beach — Ventura	12	2,638	88%	13,311	4,232	9,078		12,077	3,996	8,081		1,234	10.2%	237	5.9%	997	12.3%
Orange County — Riverside	7	1,651	82%	5,518	1,747	3,771		5,244	1,632	3,612		274	5.2%	115	7.0%	159	4.4%
San Diego	5	1,719	92%	5,352	1,679	3,674		5,214	1,615	3,599		138	2.6%	64	3.9%	74	2.1%

	29	7,299	79.9%	26,017	8,360	17,657	96.3%	24,235	7,942	16,293	96.0%	1,783	7.4%	419	5.3%	1,364	8.4%
Florida
Jacksonville	2	592	100%	1,340	556	783		1,307	450	857		33	2.5%	106	23.7%	(74)	-8.6%
Miami/Fort Lauderdale	10	3,225	84%	10,155	4,152	6,003		9,401	3,945	5,456		754	8.0%	207	5.3%	547	10.0%
Orlando — Daytona	21	5,390	93%	12,422	4,952	7,469		11,370	4,809	6,561		1,052	9.2%	143	3.0%	909	13.9%
Tampa-St. Petersburg	16	3,983	68%	6,461	2,768	3,692		5,924	2,502	3,422		536	9.1%	266	10.6%	270	7.9%
West Palm Beach-Boca	5	1,505	100%	4,216	1,729	2,487		4,045	1,578	2,468		170	4.2%	152	9.6%	19	0.8%

	54	14,695	85.3%	34,593	14,158	20,435	94.8%	32,047	13,284	18,764	97.3%	2,546	7.9%	874	6.6%	1,671	8.9%
Midwest
Chicago	21	5,863	82%	14,110	6,294	7,816		13,424	6,224	7,200		686	5.1%	70	1.1%	616	8.6%
Cincinnati — Dayton	6	1,587	54%	1,992	894	1,098		1,936	773	1,163		57	2.9%	121	15.7%	(65)	-5.6%
Columbus	9	2,012	72%	2,678	1,423	1,255		2,342	1,304	1,038		336	14.4%	119	9.2%	217	20.9%
Detroit — Ann Arbor	6	1,665	62%	2,102	1,085	1,017		2,165	1,093	1,072		(62)	-2.9%	(8)	-0.7%	(55)	-5.1%
Grand Rapids-Lansing	11	4,402	65%	5,423	2,876	2,547		5,304	2,823	2,481		119	2.2%	53	1.9%	66	2.7%
Indianapolis	24	9,518	92%	15,057	6,622	8,435		14,526	7,771	6,756		531	3.7%	(1,149)	-14.8%	1,680	24.9%
Minneapolis — St. Paul	4	1,222	81%	3,233	1,489	1,744		3,219	1,541	1,679		14	0.4%	(51)	-3.3%	65	3.9%
Midwest other	7	1,773	43%	1,469	664	806		1,456	697	759		13	0.9%	(33)	-4.7%	46	6.1%

	88	28,042	76.5%	46,065	21,348	24,717	93.5%	44,371	22,225	22,147	92.3%	1,694	3.8%	(877)	-3.9%	2,570	11.6%
Northeast
Baltimore	9	1,772	85%	4,752	1,797	2,955		4,492	1,677	2,815		261	5.8%	120	7.2%	141	5.0%
New England	16	5,745	100%	19,626	6,757	12,869		19,302	6,908	12,395		324	1.7%	(150)	-2.2%	474	3.8%
Philadelphia — New York	13	5,822	88%	17,838	6,631	11,207		17,026	6,490	10,535		812	4.8%	140	2.2%	672	6.4%
Washington	18	9,066	90%	26,762	9,924	16,838		26,020	9,241	16,779		742	2.9%	683	7.4%	59	0.4%

	56	22,405	91.8%	68,979	25,109	43,870	95.3%	66,840	24,316	42,524	96.1%	2,138	3.2%	793	3.3%	1,346	3.2%

Southeast
Atlanta	9	2,484	80%	4,114	2,131	1,983		4,051	1,987	2,065		63	1.6%	144	7.3%	(81)	-3.9%
Savannah/Augusta	2	416	100%	977	340	637		897	360	537		80	8.9%	(21)	-5.7%	100	18.7%
Charlotte-Gastonia	5	1,100	90%	1,607	917	690		1,501	918	583		106	7.1%	(1)	-0.1%	107	18.4%
Columbia/Charleston	6	1,238	70%	1,673	849	824		1,538	847	691		135	8.8%	2	0.2%	133	19.3%
Nashville	8	2,492	74%	4,203	1,513	2,690		4,004	1,844	2,160		198	5.0%	(331)	-18.0%	530	24.5%
Norfolk	10	3,161	79%	7,144	2,118	5,026		6,654	2,280	4,374		491	7.4%	(162)	-7.1%	652	14.9%
Raleigh-Durham-Chapel Hill	8	2,247	76%	3,136	1,639	1,496		2,808	1,677	1,130		328	11.7%	(38)	-2.3%	366	32.4%
Richmond — Petersburg	3	744	80%	1,340	525	815		1,289	477	812		51	4.0%	48	10.1%	3	0.3%
Southeast other	12	2,617	81%	4,097	2,032	2,065		3,826	2,007	1,819		270	7.1%	25	1.2%	246	13.5%

	63	16,499	79.0%	28,290	12,064	16,226	93.4%	26,569	12,399	14,170	91.6%	1,722	6.5%	(334)	-2.7%	2,056	14.5%

Texas
Austin-San Marcos	11	2,417	94%	4,400	2,325	2,075		4,208	2,402	1,806		191	4.5%	(78)	-3.2%	269	14.9%
Dallas-Fort Worth	22	5,847	77%	8,444	4,187	4,257		7,874	4,955	2,920		570	7.2%	(767)	-15.5%	1,338	45.8%
Houston — Galveston	36	9,570	68%	12,200	6,371	5,829		10,831	6,824	4,007		1,369	12.6%	(452)	-6.6%	1,821	45.5%
San Antonio	9	1,951	91%	3,048	1,668	1,380		2,898	1,609	1,289		150	5.2%	58	3.6%	92	7.1%
Texas other	3	763	65%	922	404	518		849	443	406		73	8.6%	(39)	-8.8%	112	27.6%

	81	20,548	75.6%	29,014	14,955	14,059	93.6%	26,661	16,233	10,428	89.1%	2,353	8.8%	(1,278)	-7.9%	3,632	34.8%

West
Denver	23	5,109	83%	9,508	4,094	5,414		9,424	4,185	5,239		84	0.9%	(91)	-2.2%	176	3.4%
Phoenix-Mesa	21	5,671	93%	10,726	5,010	5,716		9,799	4,715	5,083		928	9.5%	295	6.3%	633	12.5%
Salt Lake City-Ogden	4	1,511	86%	2,477	957	1,521		2,305	982	1,323		172	7.5%	(25)	-2.6%	197	14.9%
Seattle	4	468	59%	733	328	405		676	315	361		57	8.5%	13	4.2%	44	12.3%
West other	8	2,296	86%	3,714	1,853	1,861		3,482	1,707	1,775		232	6.7%	146	8.5%	86	4.8%

	60	15,055	87.0%	27,159	12,242	14,917	93.9%	25,686	11,905	13,781	92.7%	1,473	5.7%	337	2.8%	1,136	8.2%

SAME STORE SALES TOTALS	431	124,543	81.9%	$260,117	$108,237	$151,881	94.2%	$246,409	$108,303	$138,106	93.2%	$13,708	5.6%	$(66)	-0.1%	$13,775	10.0%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement (1)				162,485	86,512	75,972		107,853	60,878	46,975

Total rental and other property revenues and property operating expense per GAAP income statement				$422,602	$194,749	$227,853		$354,262	$169,181	$185,081

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Effective Units were approximately 102,000 at September 30, 2006.

Supplemental Schedule 6(b)
Same Store Sales
Third Quarter 2006 Compared to Second Quarter 2006
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					September 30, 2006				June 30, 2006				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291		44%	$1,836	$703	$1,134		$1,815	$640	$1,175		$21	1.1%	$63	9.8%	$(42)	-3.6%
Los Angeles-Long Beach — Ventura	12	2,638		88%	13,311	4,232	9,078		13,017	3,995	9,022		294	2.3%	238	5.9%	56	0.6%
Orange County - Riverside	7	1,651		82%	5,518	1,747	3,771		5,443	1,571	3,872		75	1.4%	176	11.2%	(101)	-2.6%
San Diego	5	1,719		92%	5,352	1,679	3,674		5,208	1,625	3,583		145	2.8%	54	3.3%	91	2.5%

	29	7,299		79.9%	26,017	8,360	17,657	96.3%	25,483	7,831	17,653	96.2%	534	2.1%	530	6.8%	4	0.0%
Florida
Jacksonville	2	592		100%	1,340	556	783		1,322	499	823		17	1.3%	57	11.4%	(39)	-4.8%
Miami/Fort Lauderdale	10	3,225		84%	10,155	4,152	6,003		10,134	3,988	6,147		21	0.2%	164	4.1%	(144)	-2.3%
Orlando — Daytona	21	5,390		93%	12,422	4,952	7,469		12,227	4,792	7,436		194	1.6%	161	3.4%	34	0.5%
Tampa-St. Petersburg	16	3,983		68%	6,461	2,768	3,692		6,419	2,563	3,856		42	0.6%	205	8.0%	(164)	-4.2%
West Palm Beach-Boca	5	1,505		100%	4,216	1,729	2,487		4,347	1,738	2,609		(131)	-3.0%	(9)	-0.5%	(123)	-4.7%

	54	14,695		85.3%	34,593	14,158	20,435	94.8%	34,450	13,580	20,870	96.3%	143	0.4%	578	4.3%	(435)	-2.1%
Midwest
Chicago	21	5,863		82%	14,110	6,294	7,816		14,118	6,264	7,853		(8)	-0.1%	30	0.5%	(37)	-0.5%
Cincinnati — Dayton	6	1,587		54%	1,992	894	1,098		1,990	831	1,159		2	0.1%	63	7.5%	(61)	-5.2%
Columbus	9	2,012		72%	2,678	1,423	1,255		2,628	1,339	1,289		49	1.9%	84	6.3%	(35)	-2.7%
Detroit — Ann Arbor	6	1,665		62%	2,102	1,085	1,017		2,092	1,066	1,025		10	0.5%	19	1.8%	(8)	-0.8%
Grand Rapids-Lansing	11	4,402		65%	5,423	2,876	2,547		5,284	2,612	2,672		139	2.6%	264	10.1%	(125)	-4.7%
Indianapolis	24	9,518		92%	15,057	6,622	8,435		14,920	7,468	7,451		138	0.9%	(846)	-11.3%	984	13.2%
Minneapolis — St. Paul	4	1,222		81%	3,233	1,489	1,744		3,247	1,397	1,850		(14)	-0.4%	93	6.6%	(107)	-5.8%
Midwest other	7	1,773		43%	1,469	664	806		1,495	689	807		(26)	-1.7%	(25)	-3.6%	(1)	-0.1%

	88	28,042		76.5%	46,065	21,348	24,717	93.5%	45,774	21,667	24,107	93.7%	291	0.6%	(319)	-1.5%	610	2.5%
Northeast
Baltimore	9	1,772		85%	4,752	1,797	2,955		4,774	1,739	3,035		(22)	-0.5%	58	3.3%	(80)	-2.6%
New England	16	5,745		100%	19,626	6,757	12,869		19,603	6,887	12,716		23	0.1%	(130)	-1.9%	153	1.2%
Philadelphia — New York	13	5,822		88%	17,838	6,631	11,207		17,744	6,691	11,053		94	0.5%	(60)	-0.9%	154	1.4%
Washington	18	9,066		90%	26,762	9,924	16,838		26,398	9,259	17,139		364	1.4%	665	7.2%	(301)	-1.8%

	56	22,405		91.8%	68,979	25,109	43,870	95.3%	68,519	24,576	43,943	95.4%	460	0.7%	533	2.2%	(73)	-0.2%
Southeast
Atlanta	9	2,484		80%	4,114	2,131	1,983		4,051	1,941	2,109		63	1.6%	189	9.8%	(126)	-6.0%
Savannah/Augusta	2	416		100%	977	340	637		944	327	617		33	3.5%	12	3.8%	20	3.3%
Charlotte-Gastonia	5	1,100		90%	1,607	917	690		1,559	925	634		48	3.1%	(8)	-0.8%	56	8.8%
Columbia/Charleston	6	1,238		70%	1,673	849	824		1,638	785	853		34	2.1%	64	8.1%	(29)	-3.4%
Nashville	8	2,492		74%	4,203	1,513	2,690		4,100	1,786	2,314		103	2.5%	(273)	-15.3%	375	16.2%
Norfolk	10	3,161		79%	7,144	2,118	5,026		7,020	2,347	4,673		124	1.8%	(229)	-9.7%	353	7.5%
Raleigh-Durham-Chapel Hill	8	2,247		76%	3,136	1,639	1,496		3,003	1,514	1,489		133	4.4%	126	8.3%	7	0.5%
Richmond - Petersburg	3	744		80%	1,340	525	815		1,338	463	875		2	0.1%	63	13.5%	(61)	-6.9%
Southeast other	12	2,617		81%	4,097	2,032	2,065		4,065	1,878	2,187		32	0.8%	154	8.2%	(122)	-5.6%

	63	16,499		79.0%	28,290	12,064	16,226	93.4%	27,718	11,966	15,752	92.4%	572	2.1%	98	0.8%	474	3.0%
Texas
Austin-San Marcos	11	2,417		94%	4,400	2,325	2,075		4,331	2,217	2,114		69	1.6%	108	4.9%	(39)	-1.9%
Dallas-Fort Worth	22	5,847		77%	8,444	4,187	4,257		8,316	4,234	4,082		129	1.5%	(47)	-1.1%	175	4.3%
Houston — Galveston	36	9,570		68%	12,200	6,371	5,829		11,933	6,250	5,682		267	2.2%	121	1.9%	146	2.6%
San Antonio	9	1,951		91%	3,048	1,668	1,380		3,001	1,501	1,501		47	1.6%	167	11.1%	(120)	-8.0%
Texas other	3	763		65%	922	404	518		905	389	516		17	1.9%	15	3.9%	2	0.4%

	81	20,548		75.6%	29,014	14,955	14,059	93.6%	28,486	14,591	13,895	93.5%	529	1.9%	364	2.5%	164	1.2%
West
Denver	23	5,109		83%	9,508	4,094	5,414		9,419	3,969	5,450		89	0.9%	125	3.2%	(36)	-0.7%
Phoenix-Mesa	21	5,671		93%	10,726	5,010	5,716		10,376	4,642	5,735		350	3.4%	368	7.9%	(18)	-0.3%
Salt Lake City-Ogden	4	1,511		86%	2,477	957	1,521		2,395	893	1,502		82	3.4%	64	7.1%	19	1.2%
Seattle	4	468		59%	733	328	405		723	327	396		10	1.4%	1	0.5%	9	2.2%
West other	8	2,296		86%	3,714	1,853	1,861		3,648	1,611	2,037		66	1.8%	242	15.1%	(176)	-8.6%

	60	15,055		87.0%	27,159	12,242	14,917	93.9%	26,561	11,440	15,120	93.6%	598	2.3%	802	7.0%	(203)	-1.3%

SAME STORE SALES TOTALS	431	124,543	(2)	81.9%	$260,117	$108,237	$151,881	94.2%	$256,991	$105,650	$151,341	94.2%	$3,126	1.2%	$2,586	2.4%	$540	0.4%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement (1)					162,485	86,512	75,972		158,733	79,414	79,319

Total rental and other property revenues and property operating expense per GAAP Income Statement					$422,602	$194,749	$227,853		$415,724	$185,064	$230,660

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Effective Units were approximately 102,000 at September 30, 2006.

Supplemental Schedule 6(c)
Same Store Sales
Nine Months Ended 2006 Compared to Nine Months Ended 2005
(unaudited) (in thousands, except site and unit data)

				Nine Months Ended				Nine Months Ended				Change
				September 30, 2006				September 30, 2005				Revenue		Expenses		NOI
	Sites	Units	Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291	44%	$5,419	$2,022	$3,397		$5,017	$2,055	$2,963		$402	8.0%	$(32)	-1.6%	$434	14.6%
Los Angeles-Long Beach — Ventura	12	2,638	88%	38,973	12,344	26,630		35,212	11,404	23,808		3,762	10.7%	940	8.2%	2,822	11.9%
Orange County - Riverside	7	1,651	82%	16,326	4,910	11,416		15,180	4,576	10,603		1,146	7.6%	334	7.3%	812	7.7%
San Diego	5	1,719	92%	15,659	4,925	10,734		15,144	4,622	10,522		514	3.4%	303	6.6%	211	2.0%

	29	7,299	79.9%	76,376	24,201	52,175	96.2%	70,553	22,656	47,896	95.6%	5,824	8.3%	1,545	6.8%	4,279	8.9%
Florida
Jacksonville	2	592	100%	3,975	1,535	2,440		3,791	1,353	2,438		184	4.8%	181	13.4%	2	0.1%
Miami/Fort Lauderdale	10	3,225	84%	30,181	11,995	18,187		27,177	11,111	16,066		3,004	11.1%	883	7.9%	2,121	13.2%
Orlando — Daytona	21	5,390	93%	36,723	14,507	22,216		33,137	13,729	19,409		3,586	10.8%	779	5.7%	2,807	14.5%
Tampa-St. Petersburg	16	3,983	68%	19,136	7,869	11,267		17,268	7,138	10,130		1,868	10.8%	731	10.2%	1,137	11.2%
West Palm Beach-Boca	5	1,505	100%	12,873	5,056	7,817		11,870	4,627	7,243		1,003	8.5%	429	9.3%	574	7.9%

	54	14,695	85.3%	102,888	40,961	61,927	96.3%	93,242	37,957	55,285	97.0%	9,645	10.3%	3,004	7.9%	6,642	12.0%
Midwest
Chicago	20	5,708	81%	40,210	18,273	21,936		37,753	17,118	20,635		2,457	6.5%	1,156	6.8%	1,301	6.3%
Cincinnati — Dayton	6	1,587	54%	5,884	2,672	3,212		5,722	2,335	3,387		161	2.8%	337	14.4%	(176)	-5.2%
Columbus	9	2,012	72%	7,868	4,308	3,561		6,869	3,819	3,050		999	14.5%	488	12.8%	511	16.8%
Detroit — Ann Arbor	6	1,665	62%	6,371	3,223	3,148		6,118	3,235	2,883		254	4.1%	(11)	-0.4%	265	9.2%
Grand Rapids-Lansing	11	4,402	65%	15,986	8,140	7,846		15,348	8,238	7,110		637	4.2%	(98)	-1.2%	736	10.3%
Indianapolis	24	9,518	92%	44,796	20,935	23,861		41,741	22,328	19,413		3,055	7.3%	(1,393)	-6.2%	4,448	22.9%
Minneapolis — St. Paul	4	1,222	81%	9,676	4,468	5,208		9,176	4,446	4,729		500	5.5%	22	0.5%	478	10.1%
Midwest other	7	1,773	43%	4,455	2,096	2,359		4,248	2,004	2,244		207	4.9%	92	4.6%	115	5.1%

	87	27,887	76.4%	135,245	64,116	71,129	93.7%	126,975	63,524	63,451	91.3%	8,270	6.5%	592	0.9%	7,678	12.1%
Northeast
Baltimore	9	1,772	85%	14,150	5,342	8,807		13,160	5,010	8,150		990	7.5%	332	6.6%	657	8.1%
New England	15	5,505	100%	56,544	20,363	36,181		54,719	20,490	34,228		1,825	3.3%	(128)	-0.6%	1,953	5.7%
Philadelphia — New York	12	5,556	88%	48,721	19,140	29,582		45,901	18,113	27,788		2,821	6.1%	1,027	5.7%	1,794	6.5%
Washington	18	9,066	90%	79,221	29,223	49,998		76,100	27,712	48,388		3,121	4.1%	1,511	5.5%	1,610	3.3%

	54	21,899	91.6%	198,636	74,067	124,568	95.4%	189,879	71,325	118,555	95.7%	8,756	4.6%	2,743	3.8%	6,014	5.1%
Southeast
Atlanta	9	2,484	80%	12,194	6,028	6,166		11,809	5,614	6,195		385	3.3%	414	7.4%	(29)	-0.5%
Savannah/Augusta	2	416	100%	2,812	983	1,830		2,603	980	1,623		210	8.1%	3	0.3%	207	12.7%
Charlotte-Gastonia	5	1,100	90%	4,639	2,764	1,875		4,524	2,601	1,923		115	2.5%	162	6.2%	(48)	-2.5%
Columbia/Charleston	6	1,238	70%	4,904	2,445	2,459		4,372	2,339	2,034		531	12.2%	106	4.5%	426	20.9%
Nashville	8	2,492	74%	12,345	5,071	7,273		11,538	4,916	6,621		807	7.0%	155	3.2%	652	9.8%
Norfolk	10	3,161	79%	20,859	6,706	14,153		19,355	6,580	12,775		1,504	7.8%	126	1.9%	1,379	10.8%
Raleigh-Durham-Chapel Hill	7	2,046	76%	8,141	4,293	3,848		7,603	4,083	3,520		538	7.1%	210	5.1%	328	9.3%
Richmond — Petersburg	3	744	80%	4,017	1,429	2,588		3,769	1,355	2,413		248	6.6%	74	5.4%	174	7.2%
Southeast other	12	2,617	81%	12,144	5,772	6,372		11,051	5,596	5,455		1,093	9.9%	176	3.1%	917	16.8%

	62	16,298	79.0%	82,055	35,491	46,564	92.5%	76,624	34,065	42,559	91.1%	5,431	7.1%	1,426	4.2%	4,005	9.4%
Texas
Austin-San Marcos	11	2,417	94%	13,001	6,760	6,241		12,295	6,416	5,879		706	5.7%	343	5.4%	362	6.2%
Dallas-Fort Worth	22	5,847	77%	25,004	12,688	12,316		22,815	12,680	10,136		2,189	9.6%	9	0.1%	2,180	21.5%
Houston — Galveston	36	9,570	68%	35,921	18,958	16,963		31,729	18,464	13,265		4,192	13.2%	494	2.7%	3,698	27.9%
San Antonio	9	1,951	91%	9,055	4,562	4,494		8,470	4,273	4,197		586	6.9%	289	6.8%	297	7.1%
Texas other	3	763	65%	2,713	1,209	1,504		2,494	1,180	1,314		219	8.8%	29	2.5%	190	14.4%

	81	20,548	75.6%	85,695	44,177	41,518	93.7%	77,803	43,013	34,791	88.3%	7,891	10.1%	1,164	2.7%	6,727	19.3%
West
Denver	22	4,813	84%	26,955	11,461	15,494		25,396	11,175	14,222		1,559	6.1%	287	2.6%	1,272	8.9%
Phoenix-Mesa	21	5,671	93%	31,347	13,863	17,484		28,077	13,288	14,789		3,270	11.6%	575	4.3%	2,695	18.2%
Salt Lake City-Ogden	4	1,511	86%	7,237	2,768	4,468		6,682	2,750	3,932		555	8.3%	19	0.7%	536	13.6%
Seattle	4	468	59%	2,142	975	1,168		1,959	919	1,040		183	9.3%	56	6.1%	127	12.2%
West other	8	2,296	86%	10,926	5,068	5,858		10,101	4,685	5,417		825	8.2%	383	8.2%	442	8.2%

	59	14,759	87.3%	78,607	34,135	44,472	94.0%	72,215	32,816	39,400	91.5%	6,392	8.9%	1,319	4.0%	5,073	12.9%

SAME STORE SALES TOTALS	426	123,385	81.9%	$759,501	$317,147	$442,354	94.3%	$707,292	$305,356	$401,936	92.5%	$52,209	7.4%	$11,792	3.9%	$40,418	10.1%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement (1)				486,178	254,748	231,430		318,599	175,348	143,251

Total rental and other property revenues and property operating expense per GAAP Income Statement				$1,245,679	$571,895	$673,784		$1,025,891	$480,704	$545,187

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

Supplemental Schedule 7
Selected Portfolio Performance Data
(unaudited)
PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average third quarter 2006	$960	$639	$817
Occupancy, average third quarter 2006	94.8%	93.3%	94.2%
Operating Margin	61.8%	51.0%	58.4%
Total number of properties	224	207	431
Total number of units	67,498	57,045	124,543
Effective Units	59,128	42,917	102,045
Percent of total Same Store NOI	72.6%	27.4%	100.0%

3rd Quarter 2006 vs. 3rd Quarter 2005 Change

Revenue	5.2%	6.3%	5.6%
Expenses	2.9%	-4.7%	-0.1%
NOI	6.7%	19.7%	10.0%

Sequential, 3rd Quarter 2006 vs. 2nd Quarter 2006 Change

Revenue	1.0%	1.6%	1.2%
Expenses	2.9%	1.8%	2.4%
NOI	-0.1%	1.5%	0.4%

YTD September 2006 vs. YTD September 2005 Change
Revenue	6.9%	8.4%	7.4%
Expenses	5.2%	1.7%	3.9%
NOI	8.0%	15.8%	10.1%
TOTAL CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Quarter Ended September 30, 2006			Quarter Ended September 30, 2005
	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
Percent of Total Conventional NOI	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 20 Markets
1 Washington	10.2%	0.0%	10.2%	10.6%	0.0%	10.6%
2 Los Angeles-Long Beach-Ventura	9.0%	0.0%	9.0%	7.6%	0.0%	7.6%
3 New England	7.2%	0.0%	7.2%	7.2%	0.0%	7.2%
4 Philadelphia	6.3%	0.0%	6.3%	6.3%	0.0%	6.3%
5 Indianapolis/Fort Wayne	0.0%	5.4%	5.4%	0.0%	4.3%	4.3%
6 Chicago	4.7%	0.3%	5.0%	4.7%	0.3%	5.0%
7 Miami/Fort Lauderdale	5.0%	0.0%	5.0%	6.0%	0.0%	6.0%
8 Orlando-Daytona	3.9%	0.3%	4.2%	3.6%	0.3%	3.9%
9 Phoenix-Mesa	2.9%	0.6%	3.5%	2.5%	0.5%	3.0%
10 Houston-Galveston	0.0%	3.3%	3.3%	0.0%	2.4%	2.4%
11 Denver-Front Range	3.0%	0.2%	3.2%	2.9%	0.2%	3.1%
12 New York	3.1%	0.0%	3.1%	2.8%	0.0%	2.8%
13 Tampa-St. Petersburg	2.4%	0.6%	3.0%	2.1%	0.5%	2.6%
14 Norfolk	2.8%	0.0%	2.8%	2.6%	0.0%	2.6%
15 San Diego	2.6%	0.0%	2.6%	2.7%	0.0%	2.7%
16 Dallas-Ft Worth	0.0%	2.4%	2.4%	0.0%	1.8%	1.8%
17 Orange County-Riverside	2.3%	0.0%	2.3%	2.2%	0.0%	2.2%
18 Baltimore	1.6%	0.0%	1.6%	1.7%	0.0%	1.7%
19 Atlanta	1.6%	0.0%	1.6%	1.6%	0.4%	2.0%
20 Nashville	1.3%	0.2%	1.5%	1.1%	0.2%	1.3%

Subtotal Top 20 Markets	69.7%	13.3%	83.0%	68.3%	11.0%	79.3%

All Other Markets (38 in 2006 and 50 in 2005)	5.5%	11.5%	17.1%	5.3%	15.4%	20.6%

Total Conventional NOI	75.2%	24.8%	100.0%	73.6%	26.4%	100.0%

Rent, average third quarter	$1,028	$644	$864	$847	$626	$821
Occupancy, average third quarter	94.5%	93.2%	92.8%	90.6%	90.3%	91.8%
Total number of properties	275	221	496	270	296	566
Total number of units	82,773	59,997	142,770	82,892	77,435	160,327
Effective Units	71,428	45,129	116,557	71,502	58,813	130,315
Average Home Value*	$290,858	$158,207	$236,527
REIS Growth Rate (4 year weighted average)**	3.5%	2.9%	3.3%
Number of markets	27	31	58

*	Source: Claritas, based on 2005 data

**	Source: REIS, based on Q1 2006 forecasted data

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
THIRD QUARTER 2006 PROPERTY SALES ACTIVITY (dollars in millions)

	Number	Number							Aimco	Aimco
	of	of	Gross	FCF	(1)	Property	Net Sales	(2)	Gross	Net	Average
	Properties	Units	Proceeds	Yield		Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional Non-Core	7	1,238	$64	3.9%		$24	$32		$44	$25	$659

Conventional Core	1	318	27	3.2%		14	13		27	13	670

Affordable	5	610	26	3.5%		21	4		19	4	985

Total Dispositions	13	2,166	$117	3.6%		$59	$49		$90	$42	$752

YEAR-TO-DATE 2006 PROPERTY SALES ACTIVITY (dollars in millions)

		Number	Number							Aimco	Aimco
		of	of	Gross	FCF	(1)	Property	Net Sales	(2)	Gross	Net	Average
		Properties	Units	Proceeds	Yield		Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional Non-Core	(3)	33	8,267	$431	5.5%		$181	$216		$338	$182	$696

Conventional Core	(4)	1	880	178	3.7%		90	84		177	89	1,307

Affordable		20	2,557	107	5.3%		80	20		62	15	704

Total Dispositions		54	11,704	$716	5.0%		$351	$320		$577	$286	$684

(1)	Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price.

(2)	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs.

(3)	Includes the sale of two student housing properties with 1,222 units for the nine months ended September 30, 2006.

(4)	Includes the sale of the South Tower of the Flamingo South Beach property with 562 units; Aimco net proceeds include $5 million for a non-refundable option to purchase the North and Central Towers.
THIRD QUARTER 2006 PROPERTY ACQUISITION ACTIVITY (dollars in millions)

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent

Conventional	100%	2	167	$31	$12	$947

Student Housing		—	—	—	—	—

Total Acquisitions		2	167	$31	$12	$947

YEAR-TO-DATE 2006 PROPERTY ACQUISITION ACTIVITY (dollars in millions) (1)

			Number	Number	Gross
		Ownership	of	of	Purchase	Property	Average
		Percent	Properties	Units	Price	Debt	Rent

Conventional	(2)	100%	3	491	$70	$36	$944

Student Housing	(3)		2	386	22	14	632

Total Acquisitions	(4)		5	877	$92	$50	$807

(1)	All property acquisitions occurred during the second and third quarters of 2006.

(2)	A property loan of approximately $7 million is expected to close in November 2006 for one of the two acquisitions completed in the third quarter.

(3)	One of the student housing properties was acquired at 100% ownership. The other student housing property was acquired at 33% through Aimco’s joint venture with CalSTRS.

(4)	Properties acquired are located in Pacifica, California, Tampa, Florida, Greenville, North Carolina, and Chico, California (through the CalSTRS joint venture).

Supplemental Schedule 9
Capital Expenditures
Nine Months Ended September 30, 2006
(in thousands, except per unit data)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the nine months ended September 30, 2006. Per unit numbers are based on approximately 138,135 average units, including 120,312 conventional and 18,225 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. (1)

Capital Replacements Detail:	Actual Amount	Per Unit
Building and grounds	$18,061	$130

Turnover related	31,184	225

Capitalized site payroll and indirect costs	10,889	79

Total Aimco’s share of Capital Replacements	$60,134	$434

Capital Replacements:
Conventional	$54,845	$456
Affordable	5,289	290

Total Aimco’s share of Capital Replacements	60,134	$434

Capital Improvements:
Conventional	59,854	$497
Affordable	12,640	694

Total Aimco’s share of Capital Improvements	72,494	$524

Casualties:
Conventional	26,206
Affordable	2,121

Total Aimco’s share of Casualties (2)	28,327

Redevelopment (see Schedule 10 for further project details):
Conventional	113,836
Affordable	49,803

Total Aimco’s share of Redevelopment	163,639

Total Aimco’s share of capital expenditures	324,594

Plus minority partners’ share of consolidated spending	44,884
Less Aimco’s share of unconsolidated spending	(2,591)

Capital expenditures per Consolidated Statement of Cash Flows	$366,887

(1)	Average units calculated pro rata for the quarter based on acquisition and disposition timing.

(2)	A portion of expenditures related to casualty losses is reimbursed through insurance.

Supplemental Schedule 10
Summary of Redevelopment Activity
Nine Months Ended September 30, 2006
(dollars in millions)
(unaudited)

			Project Expenditures
							Aimco
		Total	Total				Average	Targeted
	Number of	Property	Projected	Inception to	Year to Date	Year to Date	Ownership	Return on
	Properties	Units	100%	Date 100%	100%	AIV%	(3)	Investment

CONVENTIONAL REDEVELOPMENT PROPERTIES
ACTIVE REDEVELOPMENT PROJECTS
Active redevelopment projects at 6/30/06	28	13,860	$291.6	$144.9	$90.3	$79.8	88%
Planned adjustments to approved projects	—	—	27.9	—	—	—
Projects completed during the period	—	—	—	—	—	—	n/a
New redevelopment projects started during period	9	3,964	105.5	4.3	4.7	4.5	97%

Active redevelopment projects at 9/30/06	37	17,824	425.0	149.2	95.0	84.3	89%	7.5 - 8.5%
Entitlement projects (1)	3	3,940	—	59.4	18.7	18.5	99%
Costs on projects completed year to date	1				0.7	0.7	100%
Pre-construction and other activities (2)					14.6	10.3	71%

TOTAL CONVENTIONAL					129.0	113.8	88%

AFFORDABLE REDEVELOPMENT PROPERTIES
ACTIVE REDEVELOPMENT PROJECTS
Active redevelopment projects at 6/30/06	14	2,084	$92.3	$69.3	$30.8	$30.5	99%
Planned adjustments to approved projects	—	—	11.8	—	—	—	n/a
Projects completed during the period	(2)	(257)	(13.2)	(9.3)	(6.2)	(6.2)	100%
New redevelopment projects started during period	1	151	5.4	—	—	—	0%

Active redevelopment projects at 9/30/06	13	1,978	96.3	60.0	24.6	24.3	99%
Costs on projects completed year to date					21.6	21.6	100%
Pre-construction and other activities (2)					4.8	3.9	97%

TOTAL AFFORDABLE (4)					51.0	49.8	98%

TOTAL REDEVELOPMENT EXPENDITURES					$180.0	$163.6	91%

(1)	Entitlement projects consist of Lincoln Place (CA), Treetops (CA) and Springhill Lake (MD). Lincoln Place and Treetops are predominantly vacant and have December 31, 2005 book values of approximately $161 million and $73 million, respectively.

(2)	Pre-construction and other activities include consulting, legal, and capitalized labor costs, as well as some physical construction work.

(3)	Weighted average ownership at the time of the expenditures. As discussed in the Special Supplement our economic ownership of certain low-income housing tax credit partnerships has increased to 100%

(4)	Low-income housing tax credit projects account for approximately 97% of year-to-date 2006 Affordable project expenditures. As discussed in the Special Supplement our economic ownership of certain low-income housing tax credit partnerships has increased to 100%

Supplemental Schedule 11
Apartment Unit Summary
As of September 30, 2006
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned Consolidated Core Properties	167	47,518	47,518	100%
Partially-owned Consolidated Core Properties	100	32,942	23,165	70%
Partially-owned Unconsolidated Core Properties	8	2,313	745	32%

Sub-total Core Properties	275	82,773	71,428	86%

Wholly-owned Consolidated Non-Core Properties	117	33,513	33,513	100%
Partially-owned Consolidated Non-Core Properties	101	25,684	11,341	44%
Partially-owned Unconsolidated Non-Core Properties	3	800	275	34%

Sub-total Non-Core Properties	221	59,997	45,129	75%

Total	496	142,770	116,557	82%

Aimco Capital Real Estate Portfolio:
Wholly-owned Consolidated Properties	89	11,836	11,836	100%
Partially-owned Consolidated Properties	147	15,812	5,385	34%
Partially-owned Unconsolidated Properties	98	11,531	1,693	15%

Total	334	39,179	18,914	48%

Total Owned Real Estate Portfolio:
Wholly-owned Consolidated Properties	373	92,867	92,867	100%
Partially-owned Consolidated Properties	348	74,438	39,891	54%
Partially-owned Unconsolidated Properties	109	14,644	2,713	19%

Total	830	181,949	135,471	74%

Management Contracts:
Property Managed for Third Parties	42	3,610
Asset-managed	418	39,278

Total	460	42,888

Total Portfolio	1,290	224,837

Special Supplement to Third Quarter 2006 Earnings Release
Accounting for Tax Credit Arrangements
      We sponsor certain partnerships that own and operate apartment properties that qualify for tax credits under Section 42 of the Internal Revenue Code and HUD subsidized rents under the Section 8 program. These partnerships acquire, develop and operate qualifying affordable housing properties and are structured to provide for the pass-through of tax credits and deductions to their partners. The tax credits are generally realized ratably over the first ten years of the tax credit arrangement and are subject to the partnership’s compliance with applicable laws and regulations for a period of 15 years. Typically, we are the general partner with a legal ownership interest of one percent or less. We market limited partner interests of at least 99 percent to unaffiliated institutional investors (“tax credit investors” or “investors”) and receive a syndication fee from each investor upon such investor’s admission to the partnership. At inception, each investor agrees to fund capital contributions to the partnerships. We agree to perform various services to the partnerships in exchange for fees over the expected duration of the tax credit service period. The related partnership agreements generally require adjustment of each tax credit investor’s required capital contributions if actual tax benefits to such investor differ from projected amounts.
      In connection with our adoption of FIN 46 as of March 31, 2004, we determined that the partnerships in these arrangements are variable interest entities and, where we are general partner, we are the primary beneficiary that is required to consolidate the partnerships. During the period April 1, 2004, through June 30, 2006, we accounted for these partnerships as consolidated subsidiaries with a non-controlling interest (minority interest) of at least 99 percent. Accordingly, we allocated to the minority interest substantially all of the income or losses of the partnerships, including the effect of fees that we charged to the partnerships. In the third quarter of 2006, in consultation with our independent auditors, we determined that we are required to revise our accounting treatment for tax credit transactions to comply with the requirements of FIN 46. We also determined that our accounting treatment did not fully reflect the economic substance of the arrangements wherein we possess substantially all of the economic interests in the partnerships. Based on the contractual arrangements that obligate us to deliver tax benefits to the investors, and that entitle us through fee arrangements to receive substantially all available cash flow from the partnerships, we concluded that these partnerships are most appropriately accounted for by us as wholly owned subsidiaries. We also concluded that capital contributions received by the partnerships from tax credit investors represent, in substance, consideration that we receive in exchange for our obligation to transfer tax credits and other tax benefits to the investors. We have concluded that these receipts are appropriately recognized as income in our consolidated financial statements upon transfer of expected tax benefits to the investors.
      In summary, our revised accounting treatment recognizes the income generated by the underlying real estate based on our economic interest in the partnerships. Proceeds received in exchange for the transfer of the tax credits are recognized as revenue proportionately as the tax benefits are delivered to the tax credit investors. Syndication fees and related costs are recognized in income upon completion of the syndication effort. Other direct and incremental costs incurred in structuring these arrangements are deferred and amortized over the expected duration of the arrangement in proportion to the recognition of related income. Investor contributions in excess of recognized revenue are reported as deferred income in our consolidated balance sheet. Our increased interest in the partnerships affects certain proportionate share amounts reported in the accompanying supplemental schedules.

Special Supplement to Third Quarter 2006 Earnings Release (continued)
      We recognized the cumulative effect of this revised accounting treatment in our third quarter 2006 financial statements. The cumulative impact of the revised accounting treatment on net income and FFO are reflected in the table below (in thousands):

	Increase (Decrease) in Reported Amount
	April 1, 2004		Cumulative
	through	Six Months	Adjustment
	December 31,	Ended	Reflected in Third
	2005	June 30, 2006	Quarter 2006
Activity fees and asset management revenues	$(1,542)	$962	$(580)

Property operating expenses	(545)	(287)	(832)
Activity and asset management expenses	(1,141)	(511)	(1,652)
General and administrative expenses	(355)	(153)	(508)
Other expenses (income), net	(1,013)	(179)	(1,192)

Operating income	1,512	2,092	3,604

Minority interest in consolidated real estate partnerships	(9,030)	(10,524)	(19,554)
Minority interest in Aimco Operating Partnership	734	812	1,546

Net income	(6,784)	(7,620)	(14,404)

Depreciation of rental property	7,377	11,454	18,831
Minority interest in Aimco Operating Partnership’s share of depreciation adjustment	(737)	(1,136)	(1,873)

Funds From Operations	$(144)	$2,698	$2,554

Glossary
GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Schedule 9 for further detail. CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF measures profitability of operations and is prior to the cost of capital. FCF is comprised of AFFO (defined above), with adjustments to add back interest expense, minority interest in Aimco Operating Partnership, and preferred dividends. Because Aimco has unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.
Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.

Glossary (continued)
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, University Housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.